Exhibit 2.2

Deed of Covenant

Date:		4 May 2001

Parties:		COLES MYER FINANCE LIMITED (ABN 33 008 544 161) a company incorporated in the Australian Capital Territory, Australia of 800 Toorak Road Tooronga, Victoria, 3146, Australia (“Issuer”)

In favour of:		The Registered Holders and the Relevant Account Holders (each as defined below) from time to time.

Recitals:

	A.	The Issuer has established the Programme for the issue of Notes pursuant to the Programme Documents.

	B.	Under the Programme, the Issuer may from time to time have up to A$3,000,000,000 (or its equivalent in other currencies) principal amount of Notes outstanding at any one time (or such other amount notified by the Issuer from time to time in accordance with the Dealer Agreement).

	C.	Pursuant to this deed poll, the Issuer wishes to:

(a) make arrangements for the protection of the interests of Registered Holders and Relevant Account Holders in the circumstances set out below;

(b) constitute the Australian Domestic Notes; and

(c) set out the terms of the standard Coles Myer Negative Pledge.

Operative provisions:

1 Definitions

Definitions

	1.1	The following words have these meanings in this deed poll unless the contrary intention appears:

Account Holder means a holder of a Securities Account, except for an Account Issuer to the extent that any securities, or rights in respect of securities, credited to such Account Issuer’s Securities Account are held by such Account Issuer for the account or benefit of a holder of a Securities Account with that Account Issuer.

Account Issuer means a Clearing System or a Custodian.

Acquisition Time means, in relation to any Original Account Holder’s Entry, its Effective Time (as defined in the definition of Original Account Holder below) and, in relation to any Subsequent Account Holder’s Entry, its Transfer Time.

Agency Agreement has the meaning given to that term in the Principal Agency Agreement.

Australian Domestic Notes means the Notes in inscribed form, constituted by this deed poll and issued by the Issuer in the Australian domestic capital markets.

Australian Dollars means the lawful currency of the Commonwealth of Australia.

Australian Registrar means Austraclear Services Limited (ABN 28 003 284 419) or such other person appointed by the Issuer pursuant to the Registry Services Agreement to maintain the Register in relation to the Australian Domestic Notes and perform such payment and other duties as specified in that agreement.

Authorised Person has the meaning given to that term in the Principal Agency Agreement.

Bearer Note has the meaning given to that term in the Principal Agency Agreement.

Certificate has the meaning given to that term in the Principal Agency Agreement.

Clearing System means Euroclear, Clearstream, Luxembourg and any other clearing system designated as such in a relevant Pricing Supplement.

Clearstream, Luxembourg means Clearstream Banking, société anonyme.

Common Depositary means, in relation to a Series of Notes, the common depositary for one or more of the Clearing Systems specified in the relevant Pricing Supplement.

Compliance Certificate means a certificate given in accordance with clause 6.2 (Compliance Certificate) and in or substantially in the form of annexure 2.

Conditions means in relation to the Notes of any Series:

(a) in relation to Notes (other than Registered Notes), the terms and conditions set out in Part VII of schedule 1 to the Principal Agency Agreement and endorsed on or incorporated by reference in the those Notes;

(b) in relation to Registered Notes (other than Australian Domestic Notes), the terms and conditions set out in Part VII of schedule 1 to the Principal Agency Agreement endorsed on or incorporated by reference in the Certificates representing those Registered Notes; and

(c) in relation to Australian Domestic Notes, the terms and conditions set out in schedule 1 and applying to those Notes pursuant to this deed poll,

each as amended, completed, supplemented or replaced by the relevant Pricing Supplement and, with respect to any Notes represented by a Global Certificate or a Global Note, the provisions of such Global Certificate or
Global Note or the relevant Deed of Covenant (if any) applicable to the Notes of the relevant Series, or such other terms and conditions as may be agreed in accordance with the relevant Agency Agreement.

An Entry “corresponds” with another Entry if:

(a) both Entries relate to the same Global Note or Global Certificate;

(b)	one of those Entries has been debited from the Securities Account of an Account Holder in connection with, and substantially at the same time as, the credit of the other Entry to the Securities Account of another Account Holder; and

(c)	the purpose of debiting the first Entry and crediting the second Entry was to transfer all rights relating to the debited Entry from the Account Holder to whose Securities Account it was debited to the other
Account Holder to whose Securities Account the other Entry has been credited,

and one Entry “corresponds” with another Entry if they both correspond with a third Entry.

Coupon has the meaning given to that term in the Principal Agency Agreement.

Couponholders has the meaning given to that term in the Principal Agency Agreement.

Custodian means a person who acknowledges to a Clearing System (or to a Custodian and therefore indirectly to a Clearing System) that it holds securities, or rights in respect of securities, for the account or benefit of that
Clearing System (or Custodian).

Dealer Agreement means the dealer agreement dated 4 May 2001 between the Issuer, the Dealers named therein and Merrill Lynch International and Merrill Lynch International (Australia) Limited as arrangers and
Merrill Lynch Australia (International) Limited as programme manager, as the same may be amended, supplemented or replaced from time to time.

Deed of Guarantee means the deed poll guarantee and indemnity given by the Guarantor in connection with
Notes issued under the Programme dated 4 May 2001 as amended or supplemented from time to time in accordance with its terms.

Default Notice means a notice given to the Fiscal Agent by the holder of a Global Note or of the Notes represented by a Global Certificate and in respect of which Notes there has been a failure to pay principal when due in accordance with the Conditions that elects for Direct Rights to arise in relation to the whole or a stated part of such Global Note or one

.	or more Notes represented by such Global Certificate and which identifies the Account Holder and Entries to which such notice relates.

Definitive Note has the meaning given to that term in the Principal Agency Agreement.

Direct Rights means the rights referred to and defined in clause 3.1 (Acquisition of Direct Rights).

Entry means an entry relating to an Original Note (and, if applicable, its related Global Note or Global Certificate) in a Securities Account of an Account Holder.

Euroclear means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Extraordinary Resolution in respect of the holders of a Series of Notes, has the meaning:

(a) in the case of Notes (other than Australian Domestic Notes), given in paragraph 1.1 of schedule 2 to the Principal Agency Agreement; and

(b) in the case of Australian Domestic Notes, given in paragraph 1 of annexure 1 to schedule 1.

Fiscal Agent has the meaning given to that term in the Principal Agency Agreement.

Global Certificate has the meaning given to that term in the Principal Agency Agreement.

Global Note has the meaning given to that term in the Principal Agency Agreement.

Guarantor means Coles Myer Ltd. (ABN 11 004 089 936).

Negative Pledge means the negative pledge given by the Issuer under this deed poll in favour of Noteholders from time to time as set out in annexure 1, in relation to which the Guarantor has, under the Deed of Guarantee, undertaken to comply with its terms as if it had executed the negative pledge as a separate deed poll in favour of Noteholders from time to time.

Note in relation to a Series, means any negotiable bearer or registered bond, note, bill of exchange, promissory note or other debt instrument (including, without limitation, commercial paper) issued, or to be issued pursuant to this agreement which:

(a) contains the terms and conditions specified in the relevant Pricing Supplement; and

(b) is issued by the Issuer; and

(c) is represented by either:

(i) a Temporary Global Note; or

(ii) a Permanent Global Note; or

(iii) one or more Definitive Note;

(iv) one or more Registered Notes (other than Australian Domestic Notes) or one or more Certificates or Global Certificates representing such Registered Notes; or

(v) one or more Australian Domestic Notes,

and includes any replacement Note issued pursuant to the Conditions (if applicable) and, unless the context otherwise requires, includes the Coupons, Talons and/or Receipt(s) (if any) relating to the Notes.

Noteholder in respect of a Note, means:

(a) the bearer for the time being of an outstanding Bearer Note, Coupon, Talon and/or Receipt(s); or

(b) the person whose name is entered in the Register as being a holder of a Registered Note (including each person who is for the time being and from time to time entitled to be registered as a holder); or

(c) where there are joint holders of a Registered Note, the persons whose name appears in the Register as joint holders of the Note.

Original Account Holder means an Account Holder who has one or more Entries credited to its Securities
Account at the time (“Effective Time”) at which a Default Notice is given in relation to such Entries or when the relevant Global Note or the Registered Notes represented by the relevant Global Certificate becomes void in accordance with its terms.

Original Note means, in relation to any Global Note, a Bearer Note in definitive form for which such Global
Note (or any Permanent Global Note for which such Global Note may be exchanged) may be exchanged (or, in relation to a part of a Global Note in respect of which Direct Rights have arisen, would have been exchangeable prior to the acquisition of such Direct Rights) in accordance with its terms and, in relation to a
Global Certificate, a Registered Note (other than an Australian Domestic Note) which is represented by such
Global Certificate (or, in relation to any Registered Note which has become void as the result of the acquisition by an Original Account Holder of Direct Rights in respect of such Registered Note, such
Registered Note prior to it becoming void).

Permanent Global Note has the meaning given to that term in the Principal Agency Agreement.

Programme means the programme for the issue of Notes established under the Programme Documents.

Programme Documents has the meaning given to that term in the Principal Agency Agreement.

Pricing Supplement in respect of a Tranche means a pricing supplement issued in respect of the Tranche specifying the relevant issue details in relation to the Tranche.

Principal Agency Agreement means the agency agreement dated 4 May 2001 between the Issuer and Bank One, NA, London Branch as Fiscal Agent among others.

Register in relation to a Registered Note, means any register, including any sub-register, maintained by the Registrar in relation to such Registered Note.

Registered Holder means a person whose name is entered in the Register as being a holder of a Registered
Note (including each person who is for the time being and from time to time entitled to be registered as a holder).

Registered Notes means:

(a) the Notes described as Registered Notes in, and issued under, the Principal Agency Agreement; and

(b) the Notes described as Australian Domestic Notes in, and constituted by, this deed poll.

Registrar means:

(a) in relation to Notes described as Registered Notes in the Principal Agency Agreement, the Registrar described in that agreement; and

(b) in relation to Australian Domestic Notes, the Australian Registrar,

or any successor of either of them or such other registrar in relation to any Notes as may from time to time be appointed by the Issuer.

Registry Services Agreement means the agreement titled “Agency and Registry Services Agreement”
between the Issuer and the Australian Registrar dated 4 May 2001 in relation to the Australian Domestic
Notes, or any replacement of it.

Relevant Account Holder means an Original Account Holder or a Subsequent Account Holder, as the case may be.

Securities Account means any arrangement between an Account Issuer and any other person (which may include any other Account Issuer, the “holder of the Securities Account”) pursuant to which such Account
Issuer may acknowledge to the holder of the Securities Account that it hold securities, or rights in respect of securities, for the account or benefit of such holder and, in relation to a specific Entry, means the Securities
Account to which such Entry is credited.

Series means each original issue of a Tranche of Notes, together with the issue of any further Tranche of
Notes, expressed to form a single Series with the original issue and the Notes comprising such Tranches being identical in every respect except for the Issue Date, Issue Price and Interest Commencement Date (as
those terms are defined in the relevant Pricing Supplement) of the Tranche and, in respect of the first interest payment (if any) and a Series may comprise Notes in more than one denomination.

Subsequent Account Holder means an Account Holder who has had an Entry credited to his Securities
Account in connection with the debit of a corresponding Entry in respect of which Direct Rights have arisen from the Securities Account of another Account Holder (“Previous Account Holder”).

Talon has the meaning given to that term in the Principal Agency Agreement.

Talonholders has the meaning given to that term in the Principal Agency Agreement.

Temporary Global Note has the meaning given to that term in the Principal Agency Agreement.

Termination Date means the first date on which no further Global Certificate, Global Notes or Australian
Domestic Notes may be issued under the Programme Documents and complete performance of the obligations contained in this deed poll and in all outstanding Notes initially represented by Global Notes,
Global Certificates and Australian Domestic Notes occurs.

Tranche means a tranche of Notes specified as such in the relevant Pricing Supplement issued on the same
Issue Date and on the same terms and conditions (except that a Tranche may comprise Notes in more than one denomination).

Transfer Time means, in relation to any Subsequent Account Holder’s Entry, the time at which such Entry is credited to its Securities Account.

Interpretation

	1.2	In this deed poll unless the contrary intention appears:

(a) a reference to this deed poll or another instrument includes any variation or replacement of any of them;

(b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c) the singular includes the plural and vice versa;

(d) words denoting one gender only shall include the other gender;

(e) the word “person” includes a firm, a body corporate, an unincorporated association or an authority;

(f)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

(g)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

(h)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(i)	a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons (including, without limitation, the Issuer) is a reference to all of them collectively, to any two or more of them collectively and to each of them individually;

(j)	a reference to a particular numbered Condition is to be read and construed as a reference to the relevant numbered Condition of the relevant Notes;

(k)	all references to commissions, fees, disbursements, costs, charges or expenses shall include any value added tax, goods and services tax or similar tax charged or chargeable in respect thereof;

(l)	all references to the “relevant currency” shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated;

(m)	any present or future legislation which operates to vary the obligations of the Issuer in connection with this deed poll with the result that a Relevant Account Holder’s rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law;

(n)	the rights, powers and remedies provided in this deed poll are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this deed poll;

(o)	time is of the essence of this deed poll in respect of an obligation of the Issuer to pay money;

(p)	all references to Noteholder includes Couponholders, Talonholders and Receiptholders (if any) holding
Coupons, Talons and/or Receipts (as the case may be) relating to the relevant Notes and all references to
Noteholder must, unless the context otherwise requires, be read and construed as references to holders of
Notes of a particular Series;

(q)	all references to Notes, must, unless the context otherwise requires, be read and construed as references to Notes of a particular Series; and

(r) a reference to a Note, a Bearer Note or a Definitive Note includes any Coupon or Talon in relation to that Note, Bearer Note or Definitive Note or Global Note representing such Note.

Headings

	1.3	Headings are inserted for convenience and do not affect the interpretation of this deed poll.

2 Registered Notes

Creation of Australian Domestic Notes

	2.1	The obligations of the Issuer under the Australian Domestic Notes are constituted by, and specified in, this deed poll.

Undertakings in relation to Registered Notes

	2.2	The Issuer undertakes in favour of each Registered Holder to observe the obligations expressed to be undertaken by it in each Registered Note, or the Certificates representing such Notes (if any), and in the relevant Conditions (and for this purpose any reference in the Conditions to any obligation or payment under or in respect of the Registered Notes is to be construed to include a reference to any obligation or payment under or pursuant to this clause).

Appointment of Registrar

	2.3	The Issuer appoints the Registrar as registrar under the Principal Agency Agreement or the Registry Services Agreement, as the case may be, and agrees to procure that the Registrar establishes and maintains a principal Register:

(a) in the case of Registered Notes (other than Australian Domestic Notes), in such place as the Issuer and the relevant Registrar may agree; and

(b) in the case of Australian Domestic Notes, in New South Wales or such other place as the Issuer and the Australian Registrar may agree.

3 Direct Rights of Relevant Account Holder

Acquisition of Direct Rights

	3.1	Each Relevant Account Holder, at the Acquisition Time for each of such Relevant Account Holder’s Entries, acquires against the Issuer all rights (“Direct Rights”) which it would have had if, immediately before each such Acquisition Time, it had been the holder of the Original Notes to which each of such Entries relates including, without limitation, the right to receive all payments due at any time in respect of such Original Notes other than those corresponding to any already made:

(a) under the relevant Global Note or the Registered Notes represented by the relevant Global Certificate prior to the Effective Time relating to such Original Notes; or

	(b)	at or after such Effective Time and in relation to Subsequent Account Holders,

to Previous Account Holders which have had corresponding Entries credited to their Securities Accounts and which have been made in respect of such corresponding Entries.

No further act required

3.2	No further action is required on the part of any person in order for such Direct Rights to be acquired and for each Relevant Account Holder severally to have the benefit of, and to be able to enforce, such Direct Rights.

Termination of Direct Rights

3.3	The Direct Rights of each Previous Account Holder in relation to any Entry terminate when the Subsequent Account Holder to whose Securities Account a corresponding Entry has been credited acquires Direct Rights in relation to such Entry in accordance with clause 3.1 (Acquisition of Direct Rights).

4 Evidence

Records conclusive

4.1	The records of each Account Issuer, in the absence of manifest error, are conclusive evidence as to the matters set out in clauses 4.1(a) to (c), inclusive, below. For the purposes of this clause one or more certificates issued by an Account Issuer stating:

	(a)	whether or not one or more Default Notices have been given and, if any such notice has been given:

		(i)	the Effective Time in relation to such Default Notice; and

		(ii)	the Original Notes to which it related;

	(b)	in relation to each Relevant Account Holder:

		(i)	the name of the Relevant Account Holder; and

		(ii)	the Entries in respect of which Direct Rights have arisen (and have not terminated in accordance with clause 3.3 (Termination of Direct Rights)) which are credited to the Securities Account of such relevant Account Holder; and

	(c)	in relation to each Entry in respect of which Direct Rights have arisen:

		(i)	the Original Note to which such Entry relates;

		(ii)	its Acquisition Time;

(iii) whether any payment made under the relevant Global Note or the Registered Notes represented by the relevant Global Certificate prior to the Effective Date relating to such Entry was made in respect of the Original Note relating to such Entry; and

(iv) the amount of any payments made to Previous Account Holders who have had a corresponding Entry credited to their Securities Account and which have been made in respect of any such corresponding Entry, are conclusive evidence of the records of such Account Issuer at the date of such certificate.

Blocked Securities Account

4.2	A certificate from an Account Issuer stating the information set out in clause 4.1(b) which certifies that one or more of the Entries referred to in that certificate may not be debited or transferred from the Securities Account of the Relevant Account Holder until a certain time and date or before the occurrence of any identified condition precedent is conclusive evidence that such Entries remain credited to such Securities Account until such time and date or the satisfaction of such condition precedent.

Original Notes and entries treated as fungible

4.3	Where two or more Entries in the books of any Account Issuer relate to Original Notes which have identical terms and have Direct Rights which are identical in all respects, any certificate given pursuant to this clause need not identify specific Original Notes or Entries, but may certify that an Entry (or the Direct Rights in respect of it) relates to an Original Note or another Entry which forms one of a class of identical Original Notes and/or Entries having identical Direct Rights.

5 Rights and obligations of Registered Holders and Relevant Account Holders

Benefit and entitlement

5.1	This deed is executed as a deed poll. Accordingly, each Registered Holder and Relevant Account Holder has the benefit of, and is entitled to enforce, this deed even though it is not a party to, or is not in existence at the time of execution and delivery of, this deed.

Rights independent

5.2	Each Registered Holder and Relevant Account Holder may enforce its rights under this deed independently from the Registrar and each other Registered Holder or Relevant Account Holder, as the case may be.

Registered Holders bound

5.3	Each Registered Holder and any person claiming through or under a Registered Holder or Relevant Account Holder, as the case may be, is bound by this deed. The Notes will be issued subject to and on the basis that each Noteholder and Relevant Account Holder is deemed to have notice of, and be bound by, all the provisions of this deed, the Information Memorandum, the Conditions and the relevant Pricing Supplement.

6 Negative Pledge

Undertaking to comply

6.1	The Issuer undertakes that so long as any of the Notes remain outstanding, the Issuer will:

	(a)	comply with the obligations imposed on it under the Negative Pledge; and

	(b)	take all steps necessary to ensure that the Guarantor does the same.

Compliance Certificate

6.2	The Issuer undertakes to:

	(a)	make available for inspection by Noteholders on the Issuer’s internet site at http://www.cmfl.com.au a Compliance Certificate signed by any two Authorised Person of the Issuer promptly upon release of the Guarantor’s annual accounts, and in any case, within 4 months of the end of the Guarantor’s financial year; and

	(b)	notify Noteholders in accordance with the relevant notice provision in the Conditions if a Compliance Certificate is not provided in accordance with clause 6.2(a) or if the Compliance Certificate evidences non-compliance with any provision of the Negative Pledge.

7 Payments

Each Relevant Account Holder is entitled to receive payment of the amount due in respect of each of its Entries and of all other sums referable to its Direct Rights to the exclusion of any other person and payment in full by the Issuer to such Relevant Account Holder discharges the Issuer from all obligations in respect of each such Entry and such Direct Rights. As a condition precedent to making any payment to a Relevant Account Holder in whole or partial discharge of any Direct Rights, the Issuer is entitled to require that reasonable arrangements are made (at the Issuer’s expense) for confirmation of the receipt of such payment by the Relevant Account Holder to be given to, and for receipt of such confirmation to be acknowledged by, the Account Issuer in whose books the Entry in respect of which such payment is to be made is credited.

8 Deposit of this deed poll

Delivery of deed poll

8.1	An original of this deed poll must be delivered to and held by each of the Fiscal Agent and the Australian Registrar and be held to the exclusion of the Issuer until the Termination Date.

Production of deed poll

8.2	The Issuer undertakes with each Registered Holder and Relevant Account Holder on demand to produce or procure that there is produced this deed poll to such Registered Holder or Relevant Account Holder and allow it to take copies thereof on demand at any reasonable time.

Proceedings

8.3	Any Registered Holder or Relevant Account Holder may, in any proceedings relating to this deed poll, protect and enforce its rights arising out of this deed poll in respect of any Entry to which it is entitled (in the case of a Relevant Account Holder) upon the basis of a statement by an Account Issuer as provided in clause 4 (Evidence) and (in each case) upon the basis of a copy of this deed poll certified as being a true copy by a duly authorised officer of the Fiscal Agent or the Australian Registrar, as the case may be, without the need for production in such proceedings or in any court of the actual records or this deed poll. Any such certification is binding, except in the case of manifest error, upon the Issuer, the Registered Holders and all Relevant Account Holders. This clause does not limit any right of any Registered Holder or Relevant Account Holder to the production of the originals of such records or documents in evidence.

9 Amendment and non-application of this deed poll

Amendment to this deed poll

9.1	The Issuer may not amend, vary, terminate or suspend this deed poll or its obligations hereunder until after the Termination Date unless such amendment, variation, termination or suspension has been approved by an Extraordinary Resolution to which the special quorum provisions specified in the relevant Conditions apply to the holders of each Series of Notes outstanding. However, nothing in this clause prevents the Issuer from increasing or extending its obligations under this deed poll by way of supplement to this deed poll at any time, or amending or varying this deed poll, if in the Issuer’s reasonable opinion such amendment or variation is of a formal, minor or technical nature or is made to correct a manifest error and is otherwise not to be or not likely to be materially prejudicial to the interests of Noteholders as a whole or is necessary to comply with the provisions of any statute or the requirements of a statute authority.

Non-application of this deed poll

9.2	This deed poll does not apply to a Global Note or Global Certificate if:

(a) the Conditions applicable to such Global Note or Global Certificate state that this deed poll does not apply; or

(b)

		(i)	the Issuer executes a further agreement, deed, deed poll, instrument or other document (“New Covenant”) which confers upon the Account Holders who have Entries relating to such Global Note or Global Certificate credited to their Securities Account rights which are substantially similar to the Direct Rights;

		(ii)	such Global Note or Global Certificate is issued after the date of execution of the New Covenant; and

		(iii)	the provisions of the New Covenant are disclosed to the subscribers of the related Notes.

10 Stamp duties

The Issuer undertakes with the Registered Holders and the Relevant Account Holders that it will pay promptly, and in any event before any penalty becomes payable, any stamp, documentary, registration or similar duty or tax payable in the Commonwealth of Australia, the Australian Capital Territory, New South Wales, Victoria, the United Kingdom, as the case may be, or in the country of any currency in which Notes may be denominated or amounts may be payable in respect of the Notes or any political subdivision or taxing authority thereof or therein in connection with the entry into, performance, enforcement or admissibility in evidence of this deed poll and/or any amendment of, supplement to or waiver in respect of this deed poll, and indemnify each of the Registered Holders and the Relevant Account Holders against any liability with respect to or resulting from any delay in paying or omission to pay any such tax.

11 Governing law and jurisdiction

Governing law

11.1	This deed poll shall be governed by and construed in accordance with the laws in force in the Australian Capital Territory, Australia.

Jurisdiction

11.2	The courts of the Australian Capital Territory, Australia are to have jurisdiction to settle any disputes which may arise out of or in connection with this deed and accordingly any legal action or proceedings arising out of or in connection with this deed poll (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of the courts and waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are made for the benefit of each of the Registered Holders and the Relevant Account Holder and do not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

EXECUTED as a deed poll

Execution page

SIGNED, SEALED AND	)
DELIVERED by	)
KENNETH ARTHUR LATCHFORD	)
as attorney for COLES MYER	)
FINANCE LIMITED under power of	)
attorney dated 1 May 2001)
in the presence of:	) )
SIGNED	) )

)
Signature of witness	)
ANDREW BOOTH	) )	SIGNED

)
Name of witness (block letters))		By executing this deed poll the attorney
	)	states that the attorney has received no
101 COLLINS ST, MELBOURNE	)	notice of revocation of the power of attorney

)
Address of witness

SOLICITOR

Occupation of witness

Schedule 1 - Terms and Conditions of Australian Domestic Notes

The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of the relevant Pricing Supplement, shall be applicable to the Australian Domestic Notes (“Notes”). All capitalised terms that are not defined in these Conditions will have the meanings given to them in the relevant Pricing Supplement. References in the Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.

The Notes are issued pursuant to an Agency and Registry Services Agreement (as amended or supplemented as at the Issue Date, the “Registry Services Agreement”) dated 4 May 2001 between the Issuer and Austraclear Services Limited as registrar and paying agent (“Australian Registrar”) and will be constituted by a Deed of Covenant (as amended or supplemented as at the Issue Date, the “Deed of Covenant”) dated 4 May 2001 executed by the Issuer in relation to the Notes and to which these terms and conditions form a schedule. The Notes will have the benefit of a Deed of Guarantee (as amended or supplemented as at the Issue Date, the “Deed of Guarantee”) dated 4 May 2001 executed by the Guarantor. The Deed of Covenant contains as an annexure to it the form of a negative pledge and other financial covenants (together “Negative Pledge”) which bind the Issuer and the Guarantor. The Noteholders (as defined below) are deemed to have notice of and be bound by all of the provisions of the Registry Services Agreement and the Deed of Covenant applicable to them.

Copies of the Registry Services Agreement, the Deed of Covenant and the Deed of Guarantee are available for inspection at the specified offices of the Issuer and the Programme Manager.

1	Form, Denomination and Title

1.1	Form and denomination

The Notes are registered debt obligations of the Issuer constituted by, and owing under, the Deed of Covenant and take the form of entries in the register that the Issuer shall procure to be kept by the Australian Registrar in accordance with the provisions of the Registry Services Agreement (“Australian Register”). Each entry in the Australian Register constitutes a separate and individual acknowledgement to the relevant Noteholder of the indebtedness of the Issuer to the relevant Noteholder.

Each Note will be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note or a Partly Paid Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement (a) Notes are issued in the Denomination of A$10,000, (b) Notes may only be issued if the consideration payable to the Issuer by the relevant Noteholder is a minimum of A$500,000 (disregarding any moneys lent by the Issuer or its associates to the purchaser) or if the Notes are otherwise issued in a manner which constitutes an Excluded Issue (as defined in Condition 5.10) and (c) Notes will be denominated in Australian Dollars.

1.2	Title

Title to the Notes shall pass by registration in the Australian Register. Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note shall be deemed to be and may be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it and no person shall be liable for so treating the holder.

1.3	Register conclusive

Entries in the Australian Register in relation to a Note constitute conclusive evidence that the person so entered is the registered owner of the Note subject to rectification for fraud or error. No Note will be registered in the name of more than 4 persons. A Note registered in the name of more than one person is held by those persons as joint tenants. Notes will be registered by name only without reference to any trusteeship. The person registered in the Australian Register as a Noteholder of a Note will be treated by the Issuer and the Australian Registrar as absolute owner of that Note and neither the Issuer nor the Australian Registrar is, except as ordered by a court or as required by statute, obliged to take notice of any other claim to a Note.

1.4	Holder absolutely entitled

Upon a person acquiring title to any Note by virtue of becoming registered as the owner of that Note, all rights and entitlements arising by virtue of the Deed of Covenant in respect of that Note vest absolutely in the registered owner of the Note, such that no person who has previously been registered as the owner of the Note has or is entitled to assert against the Issuer or the Australian Registrar or the registered owner of the Note for the time being and from time to time any rights, benefits or entitlements in respect of the Note.

1.5	Location of Australian Register

The Australian Register will be established and maintained in Sydney, New South Wales unless otherwise agreed with the Australian Registrar.

1.6	Certificates

No certificate or other evidence of title will be issued by or on behalf of the Issuer to evidence title to a Note unless the Issuer determines that certificates should be made available or it is required to do so pursuant to any applicable law or regulation.

1.7	Acknowledgment

Where the Austraclear System is recorded in the Australian Register as the Noteholder, each person in whose account that Note is recorded is deemed to acknowledge in favour of the Australian Registrar and Austraclear that (a) the Australian Registrar’s decision to act as the Australian Registrar of the Note does not constitute a recommendation or endorsement by the Australian Registrar or Austraclear in relation to the Note but only indicates that such Note is considered by the Australian Registrar to be compatible with the performance by it of its obligations as Australian Registrar under its agreement with the Issuer to act as Australian Registrar of the Note and (b) the Noteholder does not rely on any fact, matter or circumstance contrary to this Condition 1.7.

1.8	General

In these Conditions, “Noteholder” and “holder” mean the person in whose name a Note is registered. Unless defined in these Conditions capitalised terms have the meanings given to them in the applicable Pricing Supplement, the absence of any such meaning indicating that such term is not applicable to the Notes.

2	Transfers

2.1	Limits on Transfers

Notes may only be transferred in whole. Unless otherwise specified in the applicable Pricing Supplement. Notes may only be transferred within Australia if the consideration payable at the time of transfer is a minimum amount of A$500,000 (disregarding any moneys lent by the transferor or its associates to the transferee) or the transfer otherwise constitutes an Excluded Issue.

Notes entered in the Austraclear System may only be transferred in accordance with the Austraclear Regulations. If, in accordance with the Austraclear Regulations, Notes are required to be removed from the Austraclear System, application for the transfer of such Notes must be made by the lodgement of a transfer form with the Australian Registrar. Transfer forms are available from the Australian Registrar. Each form must be accompanied by such evidence (if any) as the Australian Registrar may require to prove the title of the transferor or the transferor’s right to transfer the Note and be signed by both the transferor and the transferee.

Notes may only be transferred to or from Australia (a) unless otherwise specified in the applicable Pricing Supplement, if the consideration payable at the time of the transfer is a minimum amount of A$500,000 (disregarding any moneys lent by the transferor or its associates to the transferee) or the transfer otherwise constitutes an Excluded Issue (as defined in Condition 5.10); and (b) if the transfer is in compliance with the laws of the jurisdiction in which the transfer takes place.

Notes may only be transferred between the persons in a jurisdiction or jurisdictions other than Australia if the transfer is in compliance with the laws of the jurisdiction in which the transfer takes place.

2.2	Registration of transfer

The transferor of a Note is deemed to remain the holder of that Note until the name of the transferee is entered in the Australian Register in respect of that Note. Transfers will not be registered later than 8 days prior to the relevant Record Date.

2.3	Estates

A person becoming entitled to a Note as a consequence of the death or bankruptcy of a Noteholder or of a vesting order or a person administering the estate of a Noteholder may, upon producing such evidence as to that entitlement or status as the Australian Registrar considers sufficient, transfer the Note or, if so entitled, become registered as the holder of the Note.

2.4	Unincorporated associations

A transfer to an unincorporated association is not permitted.

2.5	Transfer of unidentified Notes

Where the transferor executes a transfer of less than all Notes of the relevant Tranche or Series registered in its name, and the specific Notes to be transferred are not identified, the Australian Registrar may (subject to the limit on minimum holdings) register the transfer in respect of such of the Notes of the relevant Tranche or Series registered in the name of the transferor as the Australian Registrar thinks fit, provided the aggregate principal amount of the Notes registered as having been transferred equals the aggregate principal amount of the Notes expressed to be transferred in the transfer.

2.6	Australian Stock Exchange

Notes which are listed on the Australian Stock Exchange Limited will not be transferred through or registered on CHESS and will not be “CHESS approved securities”. In the event that an interface between the Australian Register maintained by the Australian Registrar and CHESS is established the relevant Transaction Documents may be amended to facilitate settlement on CHESS and so that the Notes will become “CHESS approved securities”.

For the purposes of this Condition 2.6, “CHESS” means the Clearing House Electronic Subregister System operated by the Australian Stock Exchange Limited.

2.7	Closed periods

No Noteholder may require the transfer of a Note to be registered (a) during the period of 7 days ending on the due date for redemption of, or payment of any Instalment Amount in respect of, that Note, (b) during the period of 7 days before any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 6.5, (c) after any such Note has been called for redemption or (d) during the period of seven days ending on (and including) any Record Date.

3	Guarantee and status

3.1	Guarantee

All the payment obligations incurred or assumed by the Issuer under the Notes (including Notes designated in the applicable Pricing Supplement as being issued on a subordinated basis (“Subordinated Notes”)) are guaranteed by the Deed of Guarantee in favour of the Noteholders from time to time in accordance with the terms of the Deed of Guarantee.

3.2	Status of Senior Notes and Guarantee

The Notes constitute (subject to the provisions of the Negative Pledge) unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves, unless the Notes are Subordinated Notes, or as otherwise specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the payment obligations of the Issuer under those Notes and of the Guarantor under the Deed of Guarantee in respect of those Notes shall, save for such exceptions as may be provided by applicable legislation and subject to the provisions of the Negative Pledge, at all times rank at least equally with all other unsecured and unsubordinated indebtedness and monetary obligations of the Issuer and the Guarantor respectively, present and future.

3.3	Status of Subordinated Notes and Guarantee

Unless otherwise specified in the applicable Pricing Supplement, the following provisions apply to Subordinated Notes:

(a)	subject to Conditions 3.3(b) and (c), the rights of the holders of Subordinated Notes are subordinated to the claims of Unsubordinated Creditors (as defined below) in that:

(i)	the obligations of the Issuer to make payments of principal and interest in respect of the Subordinated Notes and all other amounts owing under the Subordinated Notes are conditional upon the Issuer being Solvent (as defined below) at the time of payment; and

(ii)	no principal or interest is payable in respect of Subordinated Notes except to the extent that the Issuer may make that payment and still be Solvent immediately after doing so;

(b)	if the Issuer would not remain Solvent immediately after payment of the whole of any moneys referred to in Condition 3.3(a), but would remain Solvent immediately after payment of a portion of those moneys, then that portion of the amounts due to the holders of Subordinated Notes will be paid to those holders rateably (as to their respective due proportion only);

(c)	in a Winding-Up (as defined below) of the Issuer the rights and claims of holders of Subordinated Notes are subordinated to the claims of Unsubordinated Creditors. Holders of Subordinated Notes may make demand for an amount equal to the outstanding principal amount of each Subordinated Note together with accrued interest (if any) and such amounts will only become due and payable on an equal basis with all other claims against the Issuer subordinated in the same manner once the claims of all Unsubordinated Creditors have been satisfied in full;

(d)	there is no limit on the amount of debt or other obligations which rank equally or ahead of the Subordinated Notes that may be incurred or assumed by the Issuer; and

(e)	the Subordinated Notes constitute (subject to the provisions of the Negative Pledge) unsecured obligations of the Issuer and the payment obligations of the Guarantor under the Deed of Guarantee in respect of them shall at all times rank pari passu and without preference among themselves unless otherwise specified in the applicable Pricing Supplement.

3.4	Definitions for Subordinated Notes

For the purposes of Condition 3.3:

(a)	the Issuer is taken to be “Solvent” if:

(i)	it is able to pay its debts to Unsubordinated Creditors as they fall due; and

(ii)	its assets exceed its liabilities.

A report as to whether the Issuer is Solvent signed by 2 directors of the Issuer or the auditors of the Issuer or, if the Issuer is being wound-up, its liquidator, will, unless the contrary is proved, be evidence of the information set out in that report. In the absence of such a report the Issuer and any holder of a Subordinated Note is entitled to assume (unless the contrary is proved) that the Issuer is and will after any payment be Solvent.

(b)	“Unsubordinated Creditors” means all the creditors (present and future) of the Issuer:

(i)	whose claims would be admitted in a Winding-Up of the Issuer; and

(ii)	who do not have claims against the Issuer, the right to payment or repayment of which by their terms is, or is expressed to be, subordinated in a Winding-Up of the Issuer to the claims of all Unsubordinated Creditors (whether secured or not) of the Issuer;

(c)	“Winding-Up” means any procedure whereby the Issuer may be wound-up, dissolved, liquidated or cease to exist as a body corporate whether brought or instigated by a Noteholder or any other person, but excludes any winding-up, dissolution, liquidation or cessation in the process of a merger, reconstruction or amalgamation in which the surviving entity has assumed or will assume expressly or by law all obligations of the Issuer in respect of the Notes.

4	Negative Pledge

4.1	Form of Negative Pledge

The Issuer and the Guarantor have entered into a standard form of negative pledge with each of the various banks and financial institutions with whom they have major financing relationships, which sets out standard terms and conditions that are to apply in respect of moneys raised by and financial accommodation provided to the Issuer or the Guarantor and certain related companies by any of those banks and financial institutions. The Issuer and the Guarantor have, pursuant to the Deed of Covenant and Deed of Guarantee respectively, provided that standard form of negative pledge in favour of the Noteholders from time to time which, inter alia, limits the ratio of total liabilities and total secured liabilities to total tangible assets (as those expressions are defined in the Negative Pledge) of the Guarantor, the Issuer and certain related companies.

4.2	Compliance Certificate

The Issuer agrees to:

(a)	make available for inspection by Noteholders on the Issuer’s internet site at http://www.cmfl.com.au a Compliance Certificate (as defined in the Deed of Covenant) promptly upon release of the Guarantor’s annual accounts, and in any case, within 4 months of the end of the Guarantor’s financial year; and

(b)	notify Noteholders in accordance with Condition 14 if a Compliance Certificate is not provided in accordance with Condition 4.2(a) or if the Compliance Certificate evidences non-compliance with any provision of the Negative Pledge.

5	Interest and other calculations

5.1	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date.

If a Fixed Coupon Amount or a Broken Amount is specified in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount or, if applicable, the Broken Amount so specified and in the case of the Broken Amount will be payable on the particular Interest Payment Date(s) specified in the applicable Pricing Supplement.

5.2	Interest on Floating Rate Notes and Index Linked Interest Notes

(a)	Interest Payment Dates: Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding principal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. Such Interest Payment Date(s) is/are either shown in the applicable Pricing Supplement as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown in the applicable Pricing Supplement, Interest Payment Date shall mean each date which falls the number of months or other period shown in the applicable Pricing Supplement as the Specified Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(b)	Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is:

(i)	the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event

(A) such date shall be brought forward to the immediately preceding Business Day and (B) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment;

(ii)	the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day;

(iii)	the Modified Following Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day; or

(iv)	the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(c)	Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified in the applicable Pricing Supplement and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified in the applicable Pricing Supplement.

(i)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any). For the purposes of this sub-paragraph (i), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an ISDA Master Agreement incorporating the 2000 ISDA Definitions and under which:

(A)	the Floating Rate Option is as specified in the applicable Pricing Supplement;

(B)	the Designated Maturity is a period specified in the applicable Pricing Supplement; and

(C)	the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the applicable Pricing Supplement.

For the purposes of this sub-paragraph (i), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

(ii)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of such Interest Accrual Period in accordance with the following:

(A)	if the Primary Source for the Floating Rate is a Page, subject as provided below, the Rate of Interest shall be:

(aa)	the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity); or

(ab)	the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page (rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards),

in each case appearing on such Page at the Relevant Time on the Interest Determination Date. If five or more such offered quotations are available on the Page, the highest (or if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations;

(B)	if sub-paragraph (A)(aa) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (A)(ab) applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Specified Currency that at least two out of five leading banks selected by the Calculation Agent in the Relevant Financial Centre are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration to leading banks carrying on business in the Relevant Financial Centre; except that, if fewer than two of such banks are so quoting to leading banks in the Relevant Financial Centre, the Rate of Interest shall be the Rate of Interest determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Rate of Interest applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period), and in each case the Rate of Interest is the Relevant Rate/arithmetic mean plus or minus the Margin, as specified in the applicable Pricing Supplement.

(d)	Rate of Interest for Index Linked Interest Notes: The Rate of Interest in respect of Index Linked Interest Notes for each Interest Accrual Period shall be determined in the manner specified in the applicable Pricing Supplement and interest will accrue by reference to an Index or Formula as specified in the applicable Pricing Supplement.

5.3	Zero Coupon Notes

Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as described in Condition 6.2(a)(ii)).

5.4	Dual Currency Notes

In the case of Dual Currency Notes, if the rate or amount of interest falls to be determined by reference to a Rate of Exchange or a method of calculating Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified in the applicable Pricing Supplement.

5.5	Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up principal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

5.6	Accrual of Interest

Interest shall cease to accrue on each Note on the due date for redemption unless, upon due claim for payment being made, payment is improperly withheld or refused, in which event interest shall continue to accrue (after as well as before judgment) at the Rate of Interest in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8).

5.7	Margin, Maximum/Minimum Rates of Interest, Instalment Amounts and Redemption Amounts, Rate Multipliers and Rounding

(a)

If any Margin or Rate Multiplier is specified in the applicable Pricing Supplement (either (i) generally, or (ii) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (i), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (ii), calculated in accordance with clause 5.2 above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin or multiplying by such Rate Multiplier, subject always to the next paragraph.

(b)	If any Maximum or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified in the applicable Pricing Supplement, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(c)	For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (i) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), and (ii) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes “unit” means the lowest amount of such currency that is available as legal tender in the countries of such currency.

5.8	Calculations

The amount of interest payable in respect of any Note for any period shall be calculated by multiplying the product of the Rate of Interest and the outstanding principal amount of such Note by the Day Count Fraction, unless an Interest Amount (or a formula for its calculation) is specified in respect of such period, in which case the amount of interest payable in respect of such Note for such period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable in respect of such Interest Period shall be the sum of the amounts of interest payable in respect of each of those Interest Accrual Periods. Calculations under this clause 5.8 shall be rounded if necessary to the second decimal place, with 0.005 being rounded upwards, or otherwise in accordance with applicable market convention.

5.9	Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts

As soon as practicable after the Relevant Time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, it shall determine such rate and calculate the Interest Amounts in respect of each Specified Denomination of the Notes for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or Instalment Amount, obtain such quotation or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or any Instalment Amount to be notified to the Issuer, the Australian Registrar, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange or other relevant authority so require, such exchange or other relevant authority as soon as possible after their determination but in no event later than:

(a)	the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount; or

(b)	in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5.2(b), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

5.10	Definitions

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Austraclear” means Austraclear Limited (ABN 94 002 060 773).

“Austraclear System” means the system operated by Austraclear for holding securities and electronic recording and settling of transactions in those securities between members of that system.

“Austraclear Regulations” means the regulations known as the “Regulations and Operations Manual” established by Austraclear (as amended and replaced from time to time) to govern the use of the Austraclear System.

“Business Day” means:

(a)	a day (other than a Saturday, Sunday or public holiday) on which commercial banks are open for general banking business in the place specified in the Pricing Supplement, or, if no such place is specified, Melbourne and Sydney; and

(b)	if a Note is to be issued or paid on such Business Day, a day on which commercial banks settle payments in the relevant currency in Melbourne and Sydney and a day on which the Austraclear System is operating.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period, the “Calculation Period”):

(a)	if “Actual/365” or “Actual/Actual - ISDA” is specified in the applicable Pricing Supplement, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(b)	if “Actual/365 (Fixed)” is specified in the applicable Pricing Supplement, the actual number of days in the Calculation Period divided by 365;

(c)	if “Actual/360” is specified in the applicable Pricing Supplement, the actual number of days in the Calculation Period divided by 360;

(d)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Pricing Supplement, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

(e)	if “30/360 (Fixed)” is specified in the applicable Pricing Supplement, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360;

(f)	if “30E/360” or “Eurobond Basis” is specified in the applicable Pricing Supplement, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

(g)	if “Actual/Actual-ISMA” is specified in the applicable Pricing Supplement:

(i)	if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (B) the number of days in such Determination Period and (A) the number of Determination Periods normally ending in any year; and

(ii)	if the Calculation Period is longer than one Determination Period, the sum of:

(A)	the number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (aa) the number of days in such

Determination Period and (ab) the number of Determination Periods normally ending in any year; and

(B)	the number of days in such Calculation Period falling in the next Determination Period divided by the product of (aa) the number of days in such Determination Period and (ab) the number of Determination Periods normally ending in any year where:

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and

(h)	if “RBA Bond Basis” or “Australian Bond Basis” is specified, one divided by the number of Interest Payment Dates in a year.

“Denomination” means the notional face value of the Notes as specified in the applicable Pricing Supplement.

“Effective Date” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such in the applicable Pricing Supplement or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

“Excluded Issue” means an issue of an invitation, offer or issue of Notes for which no disclosure is required to be made to investors pursuant to Part 6D.2 of the Corporations Law.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means the amount of interest payable, and in the case of Fixed Rate Notes, means the Fixed Coupon Amount or Broken Amount, as the case may be.

“Interest Commencement Date” means the Issue Date or such other date as may be specified in the applicable Pricing Supplement.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the applicable Pricing Supplement.

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified in the applicable Pricing Supplement.

“ISDA Definitions” means the 2000 ISDA Definitions or any replacement of them, as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified in the applicable Pricing Supplement.

“Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, Reuters monitor system page “BBSW” (or any page which replaces that page) (“Reuters”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

“Payment Date” means, in respect of a Note, an Interest Payment Date, the Maturity Date or other relevant payment date (including an early payment date).

“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions in the applicable Pricing Supplement.

“Relevant Financial Centre” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the financial centre as may be specified as such in the applicable Pricing Supplement or, if none is so specified, Melbourne.

“Relevant Rate” means the Benchmark for a Representative Amount of the Specified Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

“Relevant Time” means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified in the applicable Pricing Supplement or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Specified Currency in the interbank market in the Relevant Financial Centre.

“Representative Amount” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the amount specified as such in the applicable Pricing Supplement or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

“Specified Currency” means the currency specified as such in the applicable Pricing Supplement or, if none is specified, the currency in which the Notes are denominated.

“Specified Duration” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the duration specified in the applicable Pricing Supplement or, if none is specified, a period of time equal to the relative Interest Accrual Period, ignoring any adjustment pursuant to Condition 5.2(b).

“Subsidiary” of an entity means another entity which is a subsidiary of the first within the meaning of Part 1.2 Division 6 of the Corporations Law.

5.11	Calculation Agent

Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal Sydney or Melbourne office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

6	Redemption, Purchase and Options

6.1	Redemption by instalments and final redemption:

(a)	Unless previously redeemed, purchased and cancelled as provided in this Condition 6 or the relevant Instalment Date (being one of the dates so specified in the applicable Pricing Supplement) is extended pursuant to any Issuer’s or Noteholder’s option in accordance with Condition 6.4 or 6.5, each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified in the applicable Pricing Supplement. The outstanding principal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the principal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

(b)	Unless previously redeemed, purchased and cancelled as provided below or its maturity is extended pursuant to any Issuer’s or Noteholder’s option in accordance with Condition 6.4 or 6.5, each Note shall be finally redeemed on the Maturity Date specified in the applicable Pricing Supplement at its Final Redemption Amount (which, unless otherwise provided, is its principal amount) or, in the case of a Note falling within paragraph (a) above, its final Instalment Amount.

6.2	Early redemption

(a)	Zero Coupon Notes:

(i)	The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6.3 or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified in the applicable Pricing Supplement.

(ii)	Subject to the provisions of paragraph (iii) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown in the applicable Pricing Supplement, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.

(iii)	If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6.3 or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in paragraph (ii) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (after as well as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5.3.

Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown in the applicable Pricing Supplement.

(b)	Other Notes: The Early Redemption Amount payable in respect of any Note (other than Notes described in Condition 6.2 (a) above), upon redemption of such Note pursuant to Condition 6.3 or upon it becoming due and payable as provided in Condition 10, shall be the Final Redemption Amount unless otherwise specified in the applicable Pricing Supplement.

6.3	Redemption for taxation reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part on any Interest Payment Date or, if so specified in the applicable Pricing Supplement, at any time, on giving not less than 30 nor more than 45 days’ notice to the Noteholders (which notice shall be irrevocable), at their Early Redemption Amount (as described in Condition 6.2 above) (together with interest accrued to the date fixed for redemption), if (a) the Issuer (or, if the Deed of Guarantee were called, the Guarantor) has or will become obliged to pay additional amounts as provided or referred to in Condition 8 as a result of any change in, or amendment to, the laws or regulations of the Commonwealth of Australia or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (b) such obligation cannot be avoided by the Issuer (or the Guarantor, as the case may be) taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer (or the Deed of Guarantee, as the case may be) would be obliged to pay such additional amounts were a payment in respect of the Notes (or the Guarantee, as the case may be) then due. Before the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Australian Registrar a certificate signed by a Director of the Issuer (or the Chief Executive Officer or Chief Financial Officer of the Guarantor, as the case may be) stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal advisers of recognised standing to the effect that the Issuer (or the Guarantor, as the case may be) has or will become obliged to pay such additional amounts as a result of such change or amendment.

6.4	Redemption at the option of the Issuer and exercise of Issuer’s options

If Call Option is specified in the applicable Pricing Supplement, the Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified in the applicable Pricing Supplement) redeem, or exercise any Issuer’s option (as may be described in the applicable Pricing Supplement) in relation to, all or, if so provided, some, of the Notes on any Optional Redemption Date or Option Exercise Date, as the case may be. Any such redemption of Notes shall be at their Optional Redemption Amount together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Notes of a principal amount at least equal to the minimum principal amount to be redeemed specified in the applicable Pricing Supplement and no greater than the maximum principal amount to be redeemed specified in the applicable Pricing Supplement.

All Notes in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Noteholders shall also contain details of the Notes to be redeemed or in respect of which such option has been exercised, which shall have been drawn in such place and in such manner as may be fair and reasonable in the circumstances, taking account of prevailing market practices, subject to compliance with any applicable laws and stock exchange or other relevant authority requirements.

6.5	Redemption at the option of Noteholders and exercise of Noteholders’ options

If Put Option is specified in the applicable Pricing Supplement, the Issuer shall, at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified in the applicable Pricing Supplement) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to the date fixed for redemption.

To exercise such option or any other Noteholders’ option that may be set out in the applicable Pricing Supplement (which must be exercised on an Option Exercise Date) the holder must deposit with the Australian Registrar at its specified office, a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from the Australian Registrar within the notice period. No option exercised may be withdrawn (except as provided in the Registry Services Agreement) without the prior consent of the Issuer.

6.6	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the provisions specified in the applicable Pricing Supplement.

6.7	Purchases

The Issuer may at any time purchase Notes in the open market or otherwise at any price.

6.8	Cancellation

Any Notes purchased by or on behalf of the Issuer or the Guarantor may be cancelled. Any Notes cancelled may not be reissued or resold and the obligations of the Issuer and the Guarantor in respect of any such Notes shall be discharged.

7	Principal and interest

7.1	Registered Notes

Payments of principal and interest (which for the purpose of this Condition 7.1 shall include all Instalment Amounts other than final Instalment Amounts) on Notes shall be paid to the person shown on the Australian Register at the close of business on the eighth day before the due date for payment thereof (“Record Date”).

Where a Note is held jointly, payments will be made in their joint names unless requested otherwise.

7.2	Method of payments

Payments in respect of each Note will be made:

(a)	if the Notes are in the Austraclear System, by crediting on the relevant Payment Date the amount then due to the account of the Noteholder in accordance with the Austraclear Regulations; or

(b)	if the Notes are not in the Austraclear System as a result of being removed from the Austraclear System in accordance with the Austraclear Regulations, by crediting on the Payment Date the amount then due to an account previously notified by the registered owner of the Note to the Issuer and the Australian Registrar. If the registered owner of the Note has not notified the Issuer and the Australian Registrar of such an account by close of business on the relevant Record Date or upon application by the registered owner of the Note to the Issuer and the Australian Registrar no later than close of business on the relevant Record Date, payments in respect of the relevant Note will be made by cheque, mailed on the Business Day immediately preceding the relevant Interest Payment Date in the case of payments of interest or on the due date for redemption or repayment, in the case of payments of principal, at the Noteholder’s risk to the registered owner (or to the first named of joint registered owners) of such Note at the address appearing in the Australian Register as at the Record Date. Cheques to be despatched to the nominated address of a Noteholder will in such cases be deemed to have been received by the Noteholder on the relevant Payment Date and no further amount will be payable by the Issuer in respect of the relevant Note as a result of payment not being received by the Noteholder on the due date.

7.3	Payments subject to fiscal laws

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 8. No commission or expenses shall be charged to the Noteholders in respect of such payments.

All payments must be made in accordance with the applicable Business Day Convention.

7.4	Non-Business Days

If any date for payment in respect of any Note is not a Business Day, the holder shall not be entitled to payment until the next following Business Day nor to any interest or other sum in respect of such postponed payment.

8	Taxation

All payments of principal and interest in respect of the Notes or under the Deed of Guarantee shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Commonwealth of Australia or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the Guarantor shall pay such additional amounts as shall result in receipt by the Noteholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note or the Deed of Guarantee:

(a)	(other connection) to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note or the Deed of Guarantee by reason of the holder having some connection with the Commonwealth of Australia other than (i) the mere holding of the Note or (ii) the receipt of principal, premium or interest in respect of the Note; or

(b)	(lawful avoidance of withholding) to, or to a third party on behalf of, a holder who could lawfully avoid (but has not so avoided) such deduction or withholding by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other claim for exemption to any tax authority in the place where payment under the Note is made; or

(c)	(claim more than 30 days after the Relevant Date) in respect of which a claim for payment is made more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on making such claim for payment on the thirtieth such day; or

(d)	(associates) issued to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of that person being an associate of the Issuer for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth of Australia; or

(e)	(identifying number) to, or to a third party on behalf of an Australian resident Noteholder, if that person has not supplied an Australian business number, a tax file number or exemption details as may be necessary to enable the payment to be made without such withholding or deduction.

As used in these Conditions, “Relevant Date” in respect of any Note means the date on which payment in respect of it first becomes due or if all money then due for payment shall not have been paid to the Noteholder on or prior to such date in accordance with these Conditions, the date on which all such moneys will have been so paid and notice to that effect will have been duly given in accordance with Condition 13. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition.

9	Prescription

Claims against the Issuer and the Guarantor for payment in respect of the Notes shall be prescribed and become void unless made within 10 years (in the case of principal) or 5 years (in the case of interest) from the appropriate Relevant Date in respect of them.

10	Events of Default

10.1	Events of Default

Unless otherwise specified in the applicable Pricing Supplement, an event of default (“Event of Default”) occurs in relation to a Series of Notes, and any Noteholder of that Series may give notice to the Issuer effective upon receipt of such notice by the Issuer that, subject to Condition 3.3 (Status of Subordinated Notes and Guarantee), the Notes of a Series are immediately due and repayable if:

(a)	(non-payment) the Issuer or the Guarantor, as the case may be, shall fail to pay any sum which is due and payable to the Noteholders in respect of the principal amount or interest payable in respect of Notes of such Issue on the due date and such failure to pay shall continue for 14 days; or

(b)	(other obligations) the Issuer or the Guarantor shall default in the material performance and observance of any provision contained in the Notes, the Deed of Covenant or, as the case may require, the Deed of Guarantee, and such default remains unremedied or unsatisfied for 30 days after notice of default shall have been served on the Issuer or the Guarantor, as the case may require; or

(c)	(cross-default) any other indebtedness of the Issuer, the Guarantor or a Substantial Subsidiary (as defined below) in excess of A$10,000,000 or its equivalent in foreign currency has become prematurely payable upon action taken by the relevant lender, trustee or provider of credit following default, or has become due and payable by passage of time in the ordinary course of business, and is unpaid by the Issuer, the Guarantor or the Substantial Subsidiary and, unless being contested in good faith by the Issuer, the Guarantor or the Substantial Subsidiary, such obligation to pay shall not be rescinded or annulled within 30 days of such action or passage of time; or

(d)	(winding up) an order is made or any effective resolution is passed for the winding up of the Issuer or the Guarantor; or

(e)	(payment of debts) the Issuer or the Guarantor stops payment of its debts generally; or

(f)	(creditor arrangements) the Issuer or the Guarantor enters into or makes any arrangement with its creditors generally including the entering into of some form of moratorium with its creditors generally; or

(g)	(receiver) there is appointed a receiver, administrator, trustee or similar officer of the Issuer or the Guarantor over the whole or substantially the whole of the assets of the Issuer or the Guarantor, as the case may be; or

(h)	(distress) any distress or execution in an amount exceeding A$10,000,000 is levied or enforced upon or against any part of the assets of the Issuer, the Guarantor or a Substantial Subsidiary and is not paid out or satisfied within 30 days; or

(i)	(insolvent) the Issuer, the Guarantor or any Substantial Subsidiary should become insolvent or be declared insolvent by a competent judicial authority or shall admit in writing its inability to pay its debts as they fall due; or

(j)	(guarantee void) for any reason the Deed of Guarantee ceases to be in full force and effect.

For the purpose of this provision, “Substantial Subsidiary” means any Subsidiary whose assets comprise more than 20% of the consolidated total assets of the Guarantor and its Subsidiaries as revealed in the Guarantor’s most recent annual accounts or whose consolidated total revenue comprises more than 20% of the consolidated total revenue of the Guarantor and its Subsidiaries as revealed in its most recent annual accounts. For the purpose of determining which Subsidiaries are Substantial Subsidiaries, the Issuer shall, at the time the Guarantor releases its annual accounts, provide a certificate upon request by a Noteholder listing the Substantial Subsidiaries, and such certificate will be confirmed by the Guarantor’s auditors.

10.2	Consequences of an Event of Default

Upon the giving of notice by a Noteholder in accordance with Condition 10.1, the Early Redemption Amount of such Note together with accrued interest to the date of payment shall become immediately due and payable unless such Event of Default has been remedied prior to the receipt of notice by the Issuer, in accordance with Condition 10.1.

11	Meeting of Noteholders and modifications

11.1	Meetings of Noteholders

Annexure 1 to these Conditions contains provisions for convening meetings of Noteholders (“Meetings Provisions”) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Meetings Provisions) of a modification of any of these Conditions. Such a meeting may be convened on the request of Noteholders holding not less than 10% in principal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution shall be two or more persons holding or representing 51% in principal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia;

(a)	to amend the dates of maturity or redemption of the Notes, any Instalment Date or any date for payment of interest or Interest Amounts on the Notes;

(b)	to reduce or cancel the principal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes;

(c)	to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes;

(d)	if a Minimum and/or a Maximum Rate of Interest, Instalment Amount or Redemption Amount is shown in the applicable Pricing Supplement, to reduce any such Minimum and/or Maximum;

(e)	to vary any method of, or basis for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount;

(f)	to vary the currency or currencies of payment or denomination of the Notes;

(g)	to take any steps that as specified in the applicable Pricing Supplement may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply;

(h)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution;

(i)	to make a substitution pursuant to Condition 11.3 where the requirements set out therein have not been satisfied; or

(j)	to modify or cancel the Deed of Guarantee (except as otherwise expressly permitted under the Deed of Guarantee),

in which case the necessary quorum shall be two or more persons holding or representing not less than 75%, or at any adjourned meeting not less than 51%, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed).

11.2	Modification and waiver

The Issuer and the Guarantor shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach of or any failure to comply with, the Registry Services Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders.

The Issuer may, without the consent of the Noteholders to:

(a)	any modification (except as mentioned above) of the Notes which is not materially prejudicial to the interests of the Noteholders; or

(b)	any modification of the Notes which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law.

Any such modification shall be binding on the Noteholders and any such modification shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter. No modification shall take effect without the approval of the Issuer.

11.3	Substitution

The Issuer may at any time, without the consent of the Noteholders, substitute for itself as principal debtor under the Notes and the Deed of Covenant any Subsidiary of the Guarantor (other than the Issuer) or of the Issuer which assumes all of the obligations of the Issuer under the Notes or by the Guarantor by execution of a deed by which it assumes all of such obligations (“Substitute”) provided that no payment in respect of the Notes is at the relevant time overdue. The substitution shall be made by a deed poll (“Deed Poll”) and may take place only if:

(a)	the Substitute shall, by means of the Deed Poll, agree to indemnify each Noteholder against any tax, duty, assessment or governmental charge that is imposed on it by (or by any authority in or of) the jurisdiction of the country of the Substitute’s residence for tax purposes and, if different, of its incorporation with respect to any Note or the Deed of Covenant and that would not have been so imposed had the substitution not been made, as well as against any tax, duty, assessment or governmental charge, and any cost or expense, relating to the substitution;

(b)	where the Substitute is not the Guarantor, the Deed of Guarantee remains in full force and effect and the Noteholders remain entitled to the full benefit of the Deed of Guarantee in accordance with its terms;

(c)	all necessary action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary governmental, regulatory or other consents) to ensure that the Deed Poll, the Notes and Deed of Covenant represent valid, legally binding and enforceable obligations of the Substitute and in the case of the Deed Poll of the Guarantor have been taken, fulfilled and done and are in full force and effect;

(d)	the Substitute shall have become party to the Registry Services Agreement, with any appropriate consequential amendments, as if it had been an original party to it;

(e)	legal opinions addressed to the Noteholders shall have been delivered to them from a lawyer or firm of lawyers with a leading securities practice in each jurisdiction referred to in paragraph (a) and in Australia as to the fulfillment of the preceding conditions of this paragraph (e) and the other matters specified in the Deed Poll; and

(f)	the Issuer shall have given at least 14 days’ prior notice, in accordance with Condition 14, of such substitution to the Noteholders, stating that copies, or pending execution the agreed text, of all documents in relation to the substitution that are referred to above, or that might otherwise reasonably be regarded as material to Noteholders, and shall be made available for inspection at the specified office of the Australian Registrar.

12	Further issues

The Issuer may from time to time without the consent of the Noteholders create and issue further notes having the same terms and conditions as the Notes (so that, for the avoidance of doubt, references in the conditions of such notes to “Issue Date” shall be to the first issue date of the Notes) and so that the same shall be consolidated and form a single series with such Notes, and references in these Conditions to “Notes” shall be construed accordingly.

13	Notices

Notices to the holders of Notes shall be;

(a)	mailed to them at their respective addresses in the Australian Register and deemed to have been given on the fourth weekday (being a day other than a Saturday or a Sunday) after the date of mailing; or

(b)	by advertisement published in the Australian Financial Review or any other newspaper or newspapers circulating in Australia generally. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first publication as provided above.

14	Currency indemnity

If any amount received or recovered under or in connection with the Notes, whether as a result of, or the enforcement of, a judgment or order rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Noteholder under the Notes or for the payment of damages in respect thereof, and any such amount is expressed in a currency (“Specified Currency”) other than the currency in which the obligation of the Issuer to which the relevant claim under such Notes relates, is required to be paid under the Notes (“Contractual Currency”), the Issuer, failing whom the Guarantor, will indemnify and hold those Noteholders harmless against any deficiency arising or resulting from any variation in rates of exchange between the Specified Currency and the Contractual Currency between:

(a)	the date on which any amount expressed in the Contractual Currency falls due for payment; and

(b)	the date or dates of payment of such amount, or part thereof or of discharge of such first-mentioned judgment or order, or part thereof, as appropriate.

If, the amount receivable by the Noteholder under this Condition 14 would, if converted on the date of payment into the Contractual Currency, yield a sum in excess of that due in the Contractual Currency, the Noteholder must hold such excess to the order of the Issuer or other person making payment.

15	Governing law and jurisdiction

15.1	Governing law

The Notes, the Deed of Covenant and the Deed of Guarantee are governed by, and shall be construed in accordance with, the law of the Australian Capital Territory, Australia.

15.2	Jurisdiction

The Courts of the Australian Capital Territory, Australia and the federal courts of Australia are to have jurisdiction to settle any disputes that may arise out of or in connection with the Deed of Covenant and any Notes and accordingly any legal action or proceedings arising out of or in connection with any Notes (“Proceedings”) may be brought in such courts. Each of the Issuer and the Guarantor irrevocably submits to the jurisdiction of those courts and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is made for the benefit of each of the holders of the Notes and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

Annexure 1 to Terms and Conditions of Australian Domestic Notes: Meetings Provisions

The following are the Meetings Provisions which are applicable to the convening of meetings of Noteholders of Australian Domestic Notes and the passing of resolutions by them.

Interpretation

1 (a)	Expressions and terms having a defined meaning in the Terms and Conditions have the same meaning when used in these provisions and the following words have these meanings in these provisions unless the contrary intention appears:

Dealer means a person appointed by the Issuer to act as a dealer in relation to Notes.

Extraordinary Resolution means:

(i)	a resolution passed at a Meeting by a majority of at least 75% of the votes cast; or

(ii)	a resolution made in writing by Noteholders in accordance with paragraph 24(b).

Form of Proxy means a notice in writing in the usual or common form or an electronic copy of such a notice and available from the Australian Registrar.

Meeting is deemed to include:

(i)	if there is only one Noteholder, the attendance of that person or its Proxy on the day and at the place and time specified in accordance with these provisions;

(ii)	the presence of persons physically, by conference telephone call or by video conference; and

(iii)	(other than in paragraphs 7, 8, 12 and 14) any adjourned meeting.

Ordinary Resolution means:

(i)	a resolution passed at a Meeting by a clear majority of the votes cast; or

(ii)	a resolution made in writing by Noteholders in accordance with paragraph 24(a).

Proxy means a person so appointed pursuant to a Form of Proxy.

Notification Date means the date stated in the copies of a resolution to be made in writing sent for that purpose to Noteholders, which must be no later than the date on which such resolution is first notified to Noteholders in the manner provided in the Terms and Conditions.

Special Quorum Resolution means an Extraordinary Resolution for the purpose referred to in paragraph 27(a) and (b) and any of the proposals referred to in Condition 11.1 or any amendment of this definition or the provisions of the table in paragraph 10 expressed to relate to a “Special Quorum Resolution”.

Terms and Conditions means the terms and conditions applicable to the Notes.

(b)	If there is only one Noteholder of Notes of a Series that person must be treated as two persons for the purposes of any quorum requirements of a Meeting.

(c)	References to a Meeting are to a Meeting of Noteholders of a single Series of Notes and references to “Notes” and to “Noteholders” are to the Notes of the Series in respect of which a Meeting has been, or is to be, called and to the Noteholders of those Notes, respectively.

(d)	The time and date for determining the identity of a Noteholder who may be counted for the purposes of determining a quorum or attend, speak and vote at a Meeting (including any adjourned Meeting) or sign a resolution made in writing is at the close of business in the place where the Australian Register is kept 7 days prior to the date of the Meeting or, for a resolution made in writing, the Notification Date.

(e)	References to persons representing a proportion of the Notes are to Noteholders or Proxies holding or representing in aggregate at least that proportion in principal amount of the Notes for the time being outstanding.

(f)	In determining whether the provisions relating to quorum, meeting and voting procedures are complied with, any Notes held in the name of the Issuer, or any of its associates or Subsidiaries shall be disregarded.

Proxies

2	A Noteholder may by a Form of Proxy signed by the Noteholder or, in the case of a corporation, executed under its common seal, executed in accordance with Section 127(1) of the Corporations Law or signed on its behalf by its duly appointed attorney or a person authorised under section 250D of the Corporations Law to act as the corporation’s representative at the Meeting, appoint a Proxy to attend and act on that Noteholder’s behalf in connection with any Meeting or proposed meeting of the Noteholders.

3	Forms of Proxy are valid for so long as the Notes to which they relate are registered in the name of the appointor but not otherwise. Despite any other paragraph of these provisions and during the validity of a Form of Proxy, the Proxy is, for all purposes in connection with any Meeting of Noteholders, deemed to be the Noteholder of the Notes to which that Form of Proxy relates.

4	A person appointed as Proxy in any Form of Proxy:

(a)	need not be a Noteholder; and

(b)	may be an officer, employee, representative of or otherwise connected with the Issuer.

5	Each Form of Proxy, the power of attorney or other authority (if any) under which it is signed, or a copy of such power or authority certified in such manner as the Australian Registrar may require, must be deposited at the office of the Australian Registrar specified in the Form of Proxy not less than 48 hours before the time appointed for holding the Meeting to which the Form of Proxy relates, failing which the Form of Proxy may not be treated as valid unless the chairman of the Meeting decides otherwise before the Meeting or adjourned Meeting proceeds to business.

6	Any vote given in accordance with the terms of a Form of Proxy will be valid despite the previous revocation or amendment of the Form of Proxy or of any instructions of the Noteholder pursuant to which it was executed, unless notice in writing of such revocation or amendment is received from the Noteholder who has executed such Form of Proxy at the principal office of the Issuer not less than 48 hours before the commencement of the Meeting or adjourned Meeting at which the Form of Proxy is used.

Convening Meetings

7	A Meeting of the Noteholders:

(a)	may be convened at any time by the Issuer, or the Australian Registrar at the place and time appointed by the convenor; and

(b)	must be convened by the Australian Registrar at a place and time appointed by it:

(i)	if requested in writing to do so by the Issuer; or

(ii)	if requested in writing to do so by Noteholders of Notes representing in the aggregate at least 10% of the aggregate Outstanding Principal Amount of the outstanding Notes.

Notice of Meeting

8	Unless otherwise agreed in writing by each Noteholder, at least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is held) specifying the day, time and place of the Meeting must be given to the Noteholders and, if not given by the Australian Registrar, copied to the Australian Registrar or, if not given by the Issuer, copied to the Issuer. Such notice must be given in the manner provided in the Terms and Conditions, must state generally the nature of the business to be transacted at the Meeting but (except for an Extraordinary Resolution) need not specify the terms of the resolutions to be proposed and must include statements to the effect that Proxies may be appointed until 48 hours before the time fixed for the Meeting but not after that time. The accidental omission to give notice to, or the non-receipt of notice by, any Noteholder does not invalidate the proceedings at any Meeting.

Chairman

9	A person (who may, but need not, be a Noteholder) nominated in writing by the convenor of the Meeting must take the chair at every such Meeting but if no such nomination is made or if at any Meeting the person nominated is not present within 15 minutes after the time appointed for the holding of such Meeting or is unable or unwilling to chair the Meeting the person or persons present being Noteholders or Proxies must choose one of their number to be chairman and, failing such nomination the convenor may appoint a chairman (who may, but need not, be a Noteholder). The chairman of an adjourned Meeting need not be the same person as was the chairman of the Meeting from which the adjournment took place.

Quorum

10	At any Meeting any person or persons present being a Noteholder or Proxy form a quorum and only if they represent the proportion of the Outstanding Principal Amount of the Notes shown in the table below.

Column 1	Column 2	Column 3
Purpose of Meeting	Any Meeting except one referred to in Column 3	Meeting previously adjourned because of lack of quorum

	Required proportion	Required proportion

To pass a Special Quorum Resolution	75%	51%

To pass any other Extraordinary Resolution	51%	NIL

To pass any Ordinary Resolution	51%	NIL

11	No business (other than the choosing of a chairman) may be transacted at any Meeting unless the requisite quorum is present at the commencement of the relevant business.

Adjournment

12	If within 30 minutes from the time appointed for any Meeting a quorum is not present for the transaction of any particular business then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Meeting will, if convened on the requisition of Noteholders, be dissolved. In any other case it will stand adjourned until such date, being not less than 21 days nor more than 42 days (in each case exclusive of the day on which the Meeting is held and the day on which the adjourned Meeting is to be held) and to such time and place as the chairman appoints.

13	If within 30 minutes from the time appointed for any adjourned Meeting a quorum is not present for the transaction of any particular business then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the chairman may dissolve such Meeting.

14	If the meeting is not dissolved in accordance with paragraph 13, the chairman may with the consent of (and must if directed by) any Meeting adjourn the Meeting from time to time and from place to place. Only business which might validly (but for the lack of required quorum) have been transacted at the original Meeting may be transacted at such adjourned Meeting.

Notice of adjourned Meeting

15

Unless otherwise agreed in writing by each Noteholder, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which the adjourned Meeting is to be held) of any Meeting adjourned because of lack of a quorum must be given in the same manner as the notice of the original

Meeting and such notice must state the quorum required at such adjourned Meeting but need not contain any further information.

Attendees

16	The Issuer, the Australian Registrar, the Dealers and the Noteholders (through their respective representatives and Proxies) and their respective financial and legal advisers are entitled to attend and speak at any Meeting of Noteholders. Otherwise, no person may, except for the chairman, attend or speak at any Meeting of Noteholders.

Voting and polls

17	Every question submitted to a Meeting will be decided in the first instance by a show of hands and in the case of equality of votes the chairman has, both on a show of hands and on a poll, a casting vote in addition to the vote or votes (if any) to which the chairman may be entitled as a Noteholder.

18	At any Meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer or by one or more persons holding or representing at least 2% of the aggregate Outstanding Principal Amount of the outstanding Notes, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

19	If at any Meeting a poll is so demanded, it must be taken in such manner and (subject to paragraph 20) either at once or after such an adjournment as the chairman directs. The result of such poll is deemed to be the resolution of the Meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll does not prevent the continuance of the Meeting for the transaction of any business other than the question on which the poll has been demanded.

20	Any poll demanded at any Meeting on the election of a chairman or on any question of adjournment must be taken at the Meeting without adjournment.

Voting entitlements

21	A Noteholder or, in the case of a Note registered as being owned jointly, the person whose name appears first on the Australian Register as one of the owners of the Note is entitled to vote in respect of the Note either in person or by Proxy.

22	Subject to paragraphs 17 and 21, at any Meeting:

(a)	on a show of hands every person who is present and is a Noteholder or a Proxy has one vote; and

(b)	on a poll every person who is present and is a Noteholder or a Proxy has one vote in respect of each principal amount equal to the denomination of the Notes of the Series in respect of which the Meeting is being held of Notes which are registered in that person’s name or in respect of which that person is a Proxy.

23	Without affecting the obligations of the Proxies named in any Form of Proxy, any person entitled to more than one vote need not use all votes (or cast all the votes) to which that person is entitled in the same way.

Passing resolutions in writing

24	A resolution is passed:

(a)	if it is an Ordinary Resolution, where within one month from the Notification Date, Noteholders representing more than 50% of the aggregate Outstanding Principal Amount of outstanding Notes as at the Notification Date have signed the resolution; or

(b)

if it is an Extraordinary Resolution, where within one month from the Notification Date stated in the copies of the resolution sent for that purpose to Noteholders, Noteholders representing at least 75% of the aggregate Outstanding Principal Amount of outstanding Notes as at the Notification Date have signed the resolution, and any such resolution is deemed to have been passed on the date on which the last Noteholder whose signature on the resolution caused it to be so passed signed it (as evidenced on its face).

25	The accidental omission to give a copy of the resolution to, or the non-receipt of such a copy by, any Noteholder does not invalidate a resolution in writing made pursuant to paragraph 24.

26	A resolution in writing signed by Noteholders may be contained in one document or in several documents in like form each signed by one or more Noteholders.

Use of Extraordinary Resolution

27	The Noteholders have, in addition to the powers set out above but without affecting any powers of any other person, the following powers exercisable only by Extraordinary Resolution subject to the provisions relating to quorum in paragraph 10:

(a)	to sanction any proposal by the Issuer for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer whether such rights arise under the Notes or otherwise;

(b)	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, other obligations or securities of the Issuer or any other body corporate formed or to be formed or cash or any combination of the above;

(c)	to assent to any modification of the provisions of the Deed of Covenant or the Notes proposed by the Issuer or any Noteholder;

(d)	to waive or authorise any breach or proposed breach by the Issuer of any of its obligations under the Deed of Covenant or the Notes;

(e)	to authorise any person to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(f)	to give any authority, direction or sanction which is required to be given by Extraordinary Resolution; and

(g)	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

Use of Ordinary Resolution

28	The Noteholders have the power exercisable by Ordinary Resolution to do anything for which an Extraordinary Resolution is not required.

Negative Pledge

29	The Noteholders do not have power, by Extraordinary Resolution or otherwise, to amend the Negative Pledge except in accordance with its terms.

Effect and notice of resolution

30	A resolution passed at a Meeting of Noteholders duly convened and held (or passed by those Noteholders in writing pursuant to paragraph 24) in accordance with these provisions is binding on all Noteholders, whether present or not present and whether or not voting at the Meeting (or signing or not signing the written resolution), and each Noteholder is bound to give effect to it accordingly. The passing of any such resolution is conclusive evidence that the circumstances of such resolution justify its passing.

31	The Issuer must give notice to the Noteholders of the result of the voting on a resolution within 14 days of such result being known but failure to do so will not invalidate the resolution. Such notice to Noteholders must be given in the manner provided in the Terms and Conditions.

Minutes

32	Minutes of all resolutions and proceedings at every Meeting (or resolutions otherwise passed in accordance with these provisions) must be duly entered by the Australian Registrar (failing which the Issuer) in minute books to be kept for that purpose by the Australian Registrar (or the Issuer as the case may be) and any such minutes, if purported to be signed by the chairman of the Meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding Meeting of Noteholders (or, where the resolution is passed otherwise than at a Meeting, if purporting to be signed by a director or secretary of the Australian Registrar or Issuer as the case may be), are conclusive evidence of the matters contained in them. Until the contrary is proved, every Meeting (and every resolution passed in writing) in respect of which minutes have been so made and signed is deemed to have been duly convened and held (or copies of the proposed written resolution duly sent) and all resolutions passed or proceedings transacted at that Meeting are deemed to have been duly passed and transacted (or, where a resolution is passed in writing, such resolution is deemed to have been duly passed).

Further procedures

33	The Issuer (in consultation with the Programme Manager and the Australian Registrar) may prescribe such further regulations for the holding of, attendance and voting at Meetings as are necessary or desirable and do not adversely affect the interests of the Noteholders.

Notes of more than one Series

34	Whenever there are Notes outstanding which do not form one single Series then these provisions have effect subject to the following:

(a)	a resolution which affects one Series only of Notes is deemed to have been duly passed if passed at a Meeting of the Noteholders of that Series (or, subject to paragraph 34(d), pursuant to paragraph 24);

(b)	a resolution which affects more than one Series of Notes but does not give rise to a conflict of interest between the Noteholders of any of the Series so affected is deemed to have been duly passed if passed at a single Meeting of the Noteholders of all Series so affected (or, subject to paragraph 34(d), pursuant to paragraph 24);

(c)	a resolution which affects more than one Series of Notes and gives or may give rise to a conflict of interest between the Noteholders of any of the Series so affected is deemed to have been duly passed if passed at separate Meetings of the Noteholders of each Series so affected (or, subject to paragraph 34(d), pursuant to paragraph 24);

(d)	in respect of a Meeting referred to in paragraphs 34(a), (b) and (c), these provisions apply with the necessary modifications as though references in them to Notes and Noteholders were references to Notes of the Series in question and to the Noteholders of the Notes of such Series, respectively; and

(e)	references to the “Australian Registrar” in these Meetings Provisions means the Australian Registrar of each of the relevant Series acting jointly.

35	The Issuer may rely on, and the Noteholders and the Australian Registrar are bound by, a legal opinion from a leading law firm in the Commonwealth of Australia to the effect that a resolution affects one Series only or, if it affects more than one Series of Notes, does not give rise to a conflict of interest, for the purposes of determining the Meeting or Meetings which need to be held for the purposes of paragraph 34.

Annexure 1 - Negative Pledge

The Issuer and the Guarantor have entered into, and may from time to time enter into, agreements in, or substantially in, the form of this Negative Pledge with banks and financial institutions with whom they have major financial relationships (the “Other Lenders”). For the avoidance of doubt, the term “Other Lenders” as defined herein does not include holders of debt obligations of the Issuer issued under the debt instrument programmes established by the Issuer pursuant to each of the Dealer Agreement dated 17 April 1991 as amended, supplemented and replaced from time to time and the Dealer Agreement dated 27 July 1989 as amended, supplemented or replaced from time to time.

By executing this deed poll, of which this schedule forms part (the “deed poll”), the Issuer agrees, and by granting the Deed of Guarantee, the Guarantor agrees, to be bound by the provisions of this schedule as though this schedule constituted a deed poll and each agrees to be bound thereby as though they had executed this schedule as a separate deed poll in favour of Noteholders (as defined below) from time to time.

The provisions of clause 1.1 of the deed poll shall not apply to this schedule except insofar as that clause defines the expressions “Conditions”, “Guarantor”, “Deed of Guarantee”, “Negative Pledge”, “Noteholders”, “Notes”, “Tranche” and, where used in connection with the Notes, “Events of Default”.

Except where specifically agreed to the contrary by the Issuer in writing, in the event and to the extent of any inconsistency between this schedule and the other provisions of this deed poll, this schedule shall prevail.

1	Definitions

In this Negative Pledge, unless there is something inconsistent in the subject or context, the following expressions shall have the following meanings:

Amounts Owing Under This Agreement means:

(a)	all moneys hereafter becoming owing or payable by the Guarantor, the Issuer, or an Approved Subsidiary to the Noteholders by way of repayment of the principal amount of, or payment of any premium, if applicable, or interest on, the Notes;

(b)	all other moneys hereafter becoming owing or payable by the Guarantor, the Issuer or an Approval Subsidiary to the Noteholders under or pursuant to the deed poll, the Deed of Guarantee or this Negative Pledge;

(c)	all other moneys hereafter becoming owing or payable to the Noteholders by the Guarantor, the Issuer or an Approved Subsidiary, either alone or jointly with any other person, under, or by virtue of, or arising from, any agreement, letter of credit, indemnity, guarantee, undertaking or obligation in respect of, which assures payment of, a sum of money owing or payable on, or in connection with, the Notes, deed poll, Deed of Guarantee or this Negative Pledge, whether arising upon the substitution of a subsidiary of the Guarantor as the principal debtor in place of the Issuer in respect of the Notes or otherwise;

(d)	all other moneys, being a liquidated sum, hereafter becoming owing or payable to the Noteholders by the Guarantor, the Issuer or an Approved Subsidiary, either alone or jointly with any other person, on account of moneys payable on, or in respect of, the Notes, the deed poll, the Deed of Guarantee or this Negative Pledge;

(e)	all fees, charges, costs, duties and expenses which the Guarantor, the Issuer or an Approved Subsidiary may be required to pay to the Noteholders in connection with the Notes, the deed poll, the Deed of Guarantee or this Negative Pledge; and

(f)	all interest (including capitalised and current interest and interest on interest) payable by the Guarantor, the Issuer or an Approved Subsidiary to the Noteholders under the deed poll or in respect of moneys payable under the deed poll.

and for so long as there shall, from time to time and at any time, be any right by any of the Guarantor, the Issuer or an Approved Subsidiary, to obtain any accommodation from the Noteholders and for so long as the deed poll has not been discharged, which right upon being exercised, would give rise to part or all of the Amounts Owing Under This Agreement, there shall be deemed to be Amounts Owing Under This Agreement provided that:

(1)	in respect of Approved Subsidiaries, only Approved Agreements or Arrangements shall be had regard to for the purposes of determining Amounts Owing Under This Agreement; and

(2)	in calculating the Amounts Owing Under This Agreement, no amount shall for any reason be included more than once;

Approved Agreement or Arrangement means any agreement or arrangement entered into by the Issuer with a Subsidiary;

Approved Subsidiary means any Subsidiary with which an Approved Agreement or Arrangement shall have been entered into and for the purposes of determining Amounts Owing Under This Agreement in respect of an Approved Subsidiary regard shall only be had to Approved Agreements or Arrangements;

Auditors means the auditors for the time being of the Guarantor;

Commitment means each and all sum or sums of moneys which may from time to time be outstanding by, or available to, the Guarantor, the Issuer or an Approved Subsidiary in respect of an Approved Agreement or Arrangement being outstanding or available by way of Ultimate Credit Responsibility to or from a Participating Lender. For the purposes of this definition, “Ultimate Credit Responsibility” means, in respect of substantially the one credit transaction, that responsibility which is borne by the Participating Lender who bears ultimate responsibility as credit risk absorber for credit provided by that credit transaction. For example, if a Participating Lender provides a letter of credit or guarantee to another credit provider to secure an advance by that other credit provider, the Participating Lender has the Ultimate Credit Responsibility to the extent of that letter of credit or guarantee. Each dollar of Commitment shall be expressed in Australian dollars and any currency conversion necessary for such purposes shall be calculated at the mid rate of exchange between the buying and selling rates for the currency quoted by a trading bank carrying on business in Australia nominated by the Issuer. For the purposes of determining the level of Commitment in respect of a Participating Lender, the Auditors shall furnish a certificate to the Issuer upon request by the Issuer which certificate shall be conclusive as to those matters;

Corporations law means the Corporations Law in force in the Commonwealth of Australia.

Events of Default means those events specified in clause 5.1(a) to (j) (inclusive);

Officer means any person (whether designated by name or the person for the time being holding a designated office) nominated by notice in writing for the purposes, or the particular purpose, of this schedule; such notice to be given, in the case of a notice by the Guarantor or the Issuer to the Noteholders, and in the case of a notice by the Noteholders to the Issuer, and in the absence of such a notice designating a person as “Officer” for any purpose, “Officer” has the same meaning as in the Corporations Law;

Participating Lender means any Other Lender which has entered into a negative pledge with the Guarantor and/or the Issuer in substantially the same form as this Negative Pledge, provided that, none of the Guarantor, the Issuer or any Subsidiary shall be eligible to be a Participating Lender;

Security includes any mortgage, pledge, lien, charge, assignment by way of security, hypothecation, trust arrangement, security interest, title retention and any other security agreement or arrangement of whatsoever nature, but does not include any mortgage, charge, lien or other security arising by operation of law;

State includes a Territory;

Subsidiary means any subsidiary of the Guarantor (other than the Issuer) from time to time as that is defined in the Corporations Law and any company which has been notified by the Issuer to the Noteholders as a subsidiary shall be a subsidiary until notification to the contrary is given by the Issuer and the consent of the Noteholders to the notification has been given;

Substantial Subsidiary means a Subsidiary whose assets comprise more than twenty percent (20%) of the consolidated total assets of the Guarantor and its subsidiaries as revealed in its then most recent annual accounts or whose consolidated total revenue comprises more than twenty per cent (20%) of the consolidated revenue of the Guarantor and its subsidiaries as revealed in its then most recent annual accounts. The Issuer shall, upon request by any Noteholder, provide a certificate listing the Substantial Subsidiaries, which certificate will be confirmed by the Auditors.

Total Liabilities has the meaning set out in the Schedule to this Negative Pledge;

Total Secured Liabilities has the meaning set out in the Schedule to this Negative Pledge;

Total Tangible Assets has the meaning set out in the Schedule to this Negative Pledge;

Words importing the singular number shall include the plural and vice versa, a reference to any one gender includes the other two genders, the headings are for convenience only and shall not affect the construction hereof, references herein to any enactment shall be deemed to include references to such enactment as re-enacted, amended, extended or replaced, and a reference to a clause includes a reference to part of a clause.

2	Negative Pledge

2.1	Pari Passu

Each of the Guarantor and the Issuer undertakes that all Amounts Owing Under This Agreement shall constitute unsecured and unsubordinated obligations and shall rank in terms of security at least pari passu with all other indebtedness from time to time issued, created or assumed by the Guarantor, the Issuer or any Subsidiary respectively, except for indebtedness given preference by statute or indebtedness which has priority in accordance with this Negative Pledge.

2.2	Ratio Compliance

Each of the Guarantor and the Issuer undertakes to the Noteholders that so long as there remains any Amounts Owing Under This Agreement, it will not permit at any time Total Liabilities to exceed 80% of Total Tangible Assets, without the prior consent of the Noteholders.

2.3	Provision of Equal Security

The Guarantor and the Issuer each undertakes that it will not provide or permit Security in breach of the undertakings set out herein, unless at the same time and at all times thereafter during the currency of the Security, a Security of equivalent legal nature is created in favour of the Noteholders with at least a value calculated by applying, to the total of all Amounts Owing Under This Agreement, the same proportion as the value of the firstmentioned Security bears to the financial obligations secured thereby. If Security is given in breach of the undertakings set out herein and Security is not provided as is required under this clause, then the Notes will become immediately due and payable and each of the Guarantor and the Issuer shall be obliged forthwith to pay out the Amounts Owing Under This Agreement.

3	Exempt Securities

3.1	Exempt Securities

Notwithstanding the terms of the undertaking as contained in clause 2.1 hereof, the Guarantor and the Issuer undertake to the Noteholders that Total Secured Liabilities (excluding Security provided to Participating Lenders in accordance with clause 2.3 or a provision in substantially the same form) do not and will not at any time exceed an amount equal to forty per cent (40%) of Total Tangible Assets and it is acknowledged by the Noteholders that obligations may be incurred and Security may be granted by the Guarantor, the Issuer and the Subsidiaries which are not in breach of the undertakings contained in this clause and in clause 2.

4	Covenants

4.1	Annual Accounts

Each of the Guarantor and the Issuer covenants with the Noteholders that, so long as any Amounts Owing Under This Agreement shall remain outstanding, the Guarantor and the Issuer will, ensure that within four (4) months of the close of each financial year of the Guarantor and the Issuer (which end on the last Sunday in July in each year unless the Australian Securities and Investments Commission or similar authority shall agree to the contrary):

(a)	a copy of the annual reports of the Guarantor and the Issuer; and

(b)	a copy of the duly audited consolidated balance sheets and profit and loss accounts of the Guarantor and the Issuer for the last completed financial year,

will be made available at the head office of the Issuer and the Guarantor and will be furnished to a Noteholder upon receipt of a written request.

4.2	Disposal of Assets

Each of the Guarantor and the Issuer covenants that they will not sell, convey, transfer otherwise dispose of all or the substantial part of their assets (either in a single transaction or in a series of transactions whether related or not) for less than full consideration in money or money’s worth on an arms length basis, except between the Guarantor and the Issuer and any Subsidiary.

4.3	Capital Reduction

Each of the Guarantor and the Issuer covenants that the Guarantor, the Issuer and any Substantial Subsidiary will not reduce or attempt to reduce its capital, but this clause shall not apply to:

(a)	a reduction of capital or any attempt to reduce capital by a Substantial Subsidiary where, in the course of such reduction, the whole of the assets or moneys to be distributed (if any) must be distributed to the Guarantor, the Issuer or any one or more of the Subsidiaries in accordance with the rights conferred on them;

(b)	a redemption of any redeemable preference shares for the time being issued by the Guarantor, the Issuer or any Substantial Subsidiary or by reason of a redemption of any other redeemable preference shares in compliance with the provisions of the Corporations Law, provided that such redemption shall not result in any contravention of clauses 2 or 3;

(c)	a reduction of capital in compliance with law which does not result in any contravention of clauses 2 or 3 and does not materially adversely affect the ability of the Guarantor, the Issuer and the Substantial Subsidiaries to fulfil their obligations to the Noteholders; or

(d)	anything analogous to the foregoing in this clause 4.3 occurring under the laws of any applicable jurisdiction.

5	Events of Default

5.1	Events of Default

Upon the occurrence of any of the following:

(a)	the Issuer or the Guarantor, as the case may be, shall fail to pay any sum which is due and payable to the Noteholders in respect of the principal amount or interest payable in respect of Notes of such Tranche on the due date and such failure to pay shall continue for 14 days;

(b)	the Issuer or the Guarantor shall default in the material performance and observance of any provision contained in the deed poll or, as the case may require, the Deed of Guarantee, and such default remains unremedied or unsatisfied for 30 days after notice of default shall have been served on the Issuer or the Guarantor, as the case may require;

(c)	any other indebtedness of the Issuer, the Guarantor or a Substantial Subsidiary in excess of A$10,000,000 or its equivalent in foreign currency has become prematurely payable upon action taken by the relevant lender, trustee or provider of credit following default, or has become due and payable by passage of time in the ordinary course of business, and is unpaid by the Issuer, the Guarantor or the Substantial Subsidiary and, unless being contested in good faith by the Issuer, the Guarantor or the Substantial Subsidiary, such obligation to pay shall not be rescinded or annulled within 30 days of such action or passage of time;

(d)	an order is made or any effective resolution is passed for the winding up of the Issuer or the Guarantor;

(e)	the Issuer or the Guarantor stops payment of its debts generally;

(f)	the Issuer or the Guarantor enters into or makes any arrangement with its creditors generally including the entering into of some form of moratorium with its creditors generally;

(g)	there is appointed a receiver, administrator, trustee or similar officer of the Issuer or the Guarantor over the whole or substantially the whole of the assets of the Issuer or the Guarantor, as the case may be;

(h)	any distress or execution in an amount exceeding A$10,000,000 is levied or enforced upon or against any part of the assets of the Issuer, the Guarantor or a Substantial Subsidiary and is not paid out or satisfied within 30 days; or

(i)	the Issuer, the Guarantor or any Substantial Subsidiary should become insolvent or be declared insolvent by a competent judicial authority or shall admit in writing its inability to pay its debts as they fall due, then and at any time thereafter if any such event shall be continuing:

(A)	in the case of the Notes comprised in the relevant Tranche, the rights of the Noteholders in respect of the Notes comprised in the relevant Tranche under Condition 10 will apply subject to the terms thereof; and/or

(B)	in the case of all other Amounts Owing Under This Agreement, Noteholders entitled to receive in aggregate not less than 66% of the outstanding Principal Amount of all Notes for the time being, may declare in writing to the Issuer or the Guarantor that all such amounts, including accrued interest, are immediately due and payable and the same shall be immediately due and payable.

5.2	Notification of Event of Default

The Guarantor and the Issuer shall immediately upon becoming aware thereof (such awareness to be assumed to exist if discovered at any six-monthly audit check by or for the Guarantor or the Issuer) give notice, or procure that notice is given, to the Noteholders in accordance with the applicable Conditions of each event which constitutes or would reasonably be expected to, with the giving of notice or the lapse of time or otherwise, constitute an Event of Default. Such notice may be given by:

(a)	an advertisement published in The Australian Financial Review or any other newspaper or newspapers circulating in Australia generally; or

(b)	prepaid post or delivery to the address of each Noteholder or any relevant Noteholder as shown in the Register at the close of business 3 Business Days prior to the dispatch of the relevant notice or communication.

6	Amendment to Negative Pledge

6.1	Amendments by Resolutions

Except for any act or thing specified in clause 6.2 of this Negative Pledge, in every case when, by virtue of an Approved Resolution proposed by the Guarantor or the Issuer, a 50% majority of Noteholders present in person or by proxy at a meeting of Noteholders may agree to, approve, consent to, declare or give notice of or vary any matter or thing in this Negative Pledge, then such agreement, approval consent, declaration, notice or variation shall be made following and in accordance with that Approved Resolution.

6.2	Exclusions

The following are excluded from the operation of clause 6.1:

(a)	any variation of clauses 2.1 or 2.3 or 3 of this Negative Pledge;

(b)	any variation of, and any act taken by the Noteholders in respect of, an Event of Default; and

(c)	any variation of this clause 6.2.

6.3	Proposed Resolution

Any resolution proposed under this clause 6 shall be notified by the Guarantor or the Issuer to all Participating Lenders in advance, by written notice, delivered or despatched on the same day.

6.4	List of Participating Lenders

The Guarantor and the Issuer agree that a list of Participating Lenders shall be maintained by the Issuer and made available to any Participating Lender on request to the Issuer.

6.5	Voting Administrator

(a)	The Participating Lenders will appoint the Auditors (or any alternative person by agreement with the Guarantor and the Issuer) as administrators for the purposes of co-ordinating the taking of a vote upon any resolution so proposed, the notification of the result to all Participating Lenders, and any further action contemplated by the resolution.

(b)	The administrators shall be entitled to be indemnified by the Guarantor and the Issuer jointly and severally, in respect of all liabilities and expenses reasonably incurred in the execution of such administration and against all actions, proceedings, costs, claims and demands in relation to such administration (other than a claim arising out of wilful default).

(c)	The administrators may retain out of any moneys in their hands all sums necessary to effectuate such indemnity and shall apply such moneys in discharge of such indemnity.

6.6	Approved Resolution

A resolution under this Part shall be deemed to be an “Approved Resolution” for the purposes of this Part when one Participating Lender exercising sixty-five per cent (65%) or more of all votes entitled to be cast or, when two or more of the Participating Lenders, exercising fifty per cent (50%) or more of all votes entitled to be cast, have or has (as the case may be) approved of the resolution in writing and each Participating Lender has been informed of the votes cast.

6.7	Voting Entitlement

Each Participating Lender shall be entitled to one vote for each full dollar of Commitment in respect of that Participating Lender. The level of Commitment shall be determined by the Auditors as at a date being no more than sixty (60) days prior to the passage of an Approved Resolution.

6.8	Obligations of Noteholders

The Noteholders agrees to do all such acts and things and to execute all such assurances and instruments as an Approved Resolution of Participating Lenders requires in relation to the matters referred to in clause 6.1 hereof.

7	Representations and Warranties

7.1	Representations and Warranties

The Guarantor and the Issuer hereby severally represent and warrant for the benefit of the Noteholders that:

(a)	they are companies which are duly incorporated and validly existing under law and which have the corporate power to own their property and assets and to carry on their business as it is now being conducted;

(b)	they have the corporate power to enter into this Negative Pledge and to perform the obligations specified therein in accordance with their terms;

(c)	this Negative Pledge constitutes a legal, valid and binding obligation upon them; and

(d)	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other requirements of governmental, judicial and public bodies and authorities required in connection with the execution, delivery, performance and validity of this Negative Pledge have been obtained or effected and are in full force and effect, all fees (if any) payable in connection therewith have been paid and there has been no default in the performance of any of the terms and conditions thereof, and agrees that each of the representations and warranties specified above will remain materially true and correct so long as there are any Amounts Owing Under This Agreement.

8	Waivers, Remedies, Cumulative

8.1	Waivers, Remedies, Cumulative

No failure to exercise and no delay in exercising on the part of a Noteholder any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege and the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

9	Notices

9.1	Transmission of Notices

All notices, requests, demands, consents, agreements or other communications to the Guarantor or the Issuer in respect of this Negative Pledge shall be in writing and shall be deemed to be duly given or made when delivered (in the case of personal delivery), when despatched (in the case of facsimile and in the case of telex, provided the answerback relating thereto has been received), to the person to which such notices, request, demand, consent, agreement or other communication is required or permitted to be given under this Negative Pledge addressed as notified from time to time.

All notices, requests, demands, consents, agreements or other communications to the Noteholders in respect of this Negative Pledge must be given in accordance with the applicable Conditions.

9.2	Authorisation of Notices

Notices, requests, demands, consents, agreements, or other communications as aforesaid must be signed by an Officer of the party or parties giving or making the same.

10	Costs, Charges and Expenses

The Issuer agrees to indemnify the Noteholders in respect of:

(a)

any stamp duties or any other impost (including fines) from time to time necessarily incurred in respect of this Negative Pledge or any Security given to the Noteholders pursuant to clause 2.3 of this Negative Pledge or in respect of the Notes or provision of any Amounts Owing Under This

Agreement, provided that the Noteholders shall take, if requested by the Issuer (and at its expense) all reasonable steps (no such step is to be contrary to the policy of the Noteholders or to law) to ensure that any stamp duty does not become payable in respect of this Negative Pledge;

(b)	all reasonable fees incurred in relation to the registration of any Security given to the Noteholders pursuant to clause 2.3; and

(c)	all reasonable costs, charges and expenses (including as between solicitor and own client) incurred in the preparation and execution, or the enforcement by the Noteholders of this Negative Pledge.

11	Discharge

The provisions of this Negative Pledge shall apply for the benefit of the Noteholders so long as there remains any Amounts Owing Under This Agreement.

Schedule to Form of Negative Pledge: Additional Defined Terms - Ratio Compliance

Total Liabilities means at any time the aggregate amount (as disclosed by the Latest Consolidated Balance Sheet) of all liabilities both secured and unsecured and provisions of the Guarantor and its subsidiaries (including inter alia provisions for estimated liabilities for income taxes, long service leave and for dividends recommended, declared or accrued but unpaid and treating any minority interests in subsidiaries as equity) after:

(a)	including:

(1)	any amount borrowed by the Guarantor or any subsidiary of the Guarantor since the date of the Latest Consolidated Balance Sheet in respect of which the Guarantor or any subsidiary has issued bonds, debentures, notes or other securities; and

(2)	any amount borrowed or to be borrowed by the Guarantor or any of its subsidiaries in respect of which there is an issue of the kind referred to in sub-paragraph (a)(1) of the definition of Total Tangible Assets;

(b)	eliminating (insofar as they may be included in the aggregate) all inter-company balances between the Guarantor and any of its subsidiaries or between any of those subsidiaries; and

(c)	making any further or other adjustments (including such provision (if any) as is proper for any contingent liability but disregarding any lease liabilities resulting from the capitalisation pursuant to accounting standards of leases of freehold properties) which in the opinion of the Auditors are in accordance with current accounting practice appropriate to enable a proper determination of Total Liabilities to be made.

Total Secured Liabilities means at any time the aggregate of the secured liabilities of the Guarantor and its subsidiaries as disclosed in the Latest Consolidated Balance Sheet after adjusting in such respects as the Auditors consider appropriate to reflect changes since the date of the Latest Consolidated Balance Sheet.

Total Tangible Assets means at any time the aggregate of the book values (after deducting the amount of any income yet to mature and any provisions for losses for amortisation and depreciation and for bad or doubtful debts) of the tangible assets of the Guarantor and its subsidiaries as disclosed by the Latest Consolidated Balance Sheet after:

(a)	including (insofar as they are not included in the aggregate):

(1)	the proceeds of any issue of shares (other than issues of shares to the Guarantor or any subsidiary of the Guarantor), bonds, debentures, notes or other securities issued by the Guarantor or any subsidiary of the Guarantor, or proceeds of calls made on partly paid shares (other than on shares issued to the Guarantor or any subsidiary of the Guarantor) or on bonds, debentures, notes or other securities issued by the Guarantor or any subsidiary of the Guarantor which proceeds have been received after the date of the Latest Consolidated Balance Sheet or, pursuant to an underwriting agreement, will be received within four months after that date; and

(2)	the amount by which the book value of any tangible asset of the Guarantor or any of its subsidiaries has been written up since 2 September 1985 in accordance with a valuation by a competent valuer or competent valuers chosen by the Guarantor and adopted by the directors or by the directors of the subsidiary (as the case may be);

(b)	deducting or eliminating as may be appropriate (insofar as they may be included in the aggregate):

(1)	the amount by which the book value of any tangible asset of the Guarantor or any of its subsidiaries has been written up since 2 September 1985 otherwise than in accordance with a valuation of the kind mentioned in sub-paragraph (a)(2); and

(2)	all inter-company balances between the Guarantor and any of its subsidiaries or between any of those subsidiaries; and

(c)	making any further or other adjustments which in the opinion of the Auditors are in accordance with current accounting practice appropriate to enable a proper determination of Total Tangible Assets to be made but disregarding leases of freehold properties (but not disregarding leasehold improvements described as fixed assets) which may be capitalised pursuant to accounting standards.

For the purposes of this Schedule:

Latest Consolidated Balance Sheet means the audited consolidated balance sheet of the Guarantor and its subsidiaries last prepared before the date at which an examination is made to determine the amounts of Total Tangible Assets and Total Liabilities.

secured liability means in relation to the Guarantor or any of its subsidiaries any liability (including any contingent liability) of the Guarantor or any of its subsidiaries (other than a liability to the Guarantor or to any of its subsidiaries) which is secured by an encumbrance over the property or assets or undertaking of the Guarantor of any of its subsidiaries or any part thereof and secured liabilities has a corresponding meaning.

tangible assets means all assets except patents, trade marks, goodwill and any other assets which in the opinion of the Auditors should be regarded as intangible assets according to current accounting practice.

Annexure 2 - Compliance Certificate

To:	[Fiscal Agent/Noteholders]

Coles Myer Finance Limited (“Issuer”)

Debt Issuance Programme guaranteed by Coles Myer Ltd. (“Guarantor”)

I refer to the negative pledge granted by the Issuer and Guarantor in relation to the Programme (“Negative Pledge”), the form of which is set out in annexure 1 to the deed of covenant (“Deed of Covenant”) dated 4 May 2001 to which the form of this certificate is attached. Terms used in this certificate which are defined in the Deed of Covenant or the Negative Pledge have, unless the context otherwise requires, the same meanings as in the Deed of Covenant or the Negative Pledge, as the case may be.

This certificate is given pursuant to clause 6.2 of the Deed of Covenant by the Issuer for the period from [        ] to [        ] (“Period”).

We are Authorised Persons of the Issuer and certify that:

1 the financial and other undertakings set out in clauses 2, 3 and 4 of the Negative Pledge have not been breached at any time during the Period;*

2 during the Period no Event of Default occurred which is subsisting and no Event of Default is currently subsisting;*

3 as at the date of this certificate, each of the representations and warranties made to the Noteholders under the Negative Pledge are true and correct.*

Yours faithfully

For and on behalf of Coles Myer Finance Limited

Signed:	Signed:

Name:	Name:

Position:	Position:

Date:	Date:

*	If these statements cannot be made, the certificate should be amended to provide appropriate details.

Deed of Covenant

relating to the A$3,000,000,000 Debt Issuance Programme of Coles Myer Finance Limited

COLES MYER FINANCE LIMITED as Issuer

Mallesons Stephen Jaques

Rialto

525 Collins Street

Melbourne Vic 3000

Telephone (61 3) 9643 4000

Fax (61 3) 9643 5999

DX 101 Melbourne

Ref: BSR: DCO

Contents	Deed of Covenant

	1	Definitions	1

		Definitions	1
		Interpretation	7
		Headings	9

	2	Registered Notes	9

		Creation of Australian Domestic Notes	9
		Undertakings in relation to Registered Notes	9
		Appointment of Registrar	9

	3	Direct Rights of Relevant Account Holder	9

		Acquisition of Direct Rights	9
		No further act required	10
		Termination of Direct Rights	10

	4	Evidence	10

		Records conclusive	10
		Blocked Securities Account	11
		Original Notes and entries treated as fungible	11

	5	Rights and obligations of Registered Holders and Relevant Account Holders	11

		Benefit and entitlement	11
		Rights independent	11
		Registered Holders bound	11

	6	Negative Pledge	12

		Undertaking to comply	12
		Compliance Certificate	12

	7	Payments	12

	8	Deposit of this deed poll	13

		Delivery of deed poll	13
		Production of deed poll	13
		Proceedings	13

	9	Amendment and non-application of this deed poll	13

		Amendment to this deed poll	13
		Non-application of this deed poll	13

	10	Stamp duties	14

	11	Governing law and jurisdiction	14

		Governing law	14
		Jurisdiction	14

	Schedule 1 - Terms and Conditions of Australian Domestic Notes		17

	Annexure 1 - Negative Pledge		42

	Annexure 2 - Compliance Certificate		53